Exhibit 99.1

AGREEMENT

THIS AGREEMENT (this “Agreement”) is entered into effective as of September 14, 2018 by and among William F. Paulsen, the 2014 Amended and Restated William B. McGuire Junior Revocable Trust (the “Trust”), David F. Tufaro, McGuire Family DE 2012 LP (the preceding four persons referred to collectively as the “Designated Summit OP Unitholders”) and William B. McGuire, Jr. and Susanne H. McGuire, Camden Property Trust, a Texas real estate investment trust (“CPT”), Camden Summit, Inc., a Delaware corporation (the “General Partner”) and Camden Summit Partnership, L.P., a Delaware partnership (the “Partnership”).

WHEREAS, the undersigned (other than William B. McGuire, Jr. and Susanne H. McGuire (collectively, the “Designated Flow Through Owners”)) are parties to that certain Tax, Asset and Income Support Agreement, dated as of February 28, 2005, by and among CPT, the General Partner, the Partnership and the partners named therein (the “Tax Protection Agreement”);

WHEREAS, the undersigned own in the aggregate more than eighty percent (80%) of the Common Units (the “Requisite Percentage”) held by the Summit Limited Partners (as such terms are defined in the Tax Protection Agreement);

WHEREAS, the Partnership has obtained an unsecured loan in the original principal sum of One Hundred Million and No/100 Dollars ($100,000,000.00) (the “Loan”) from Bank of America, N.A. and the other lenders that are parties to that certain Credit Agreement (collectively, the “Lender”) dated as of September 14, 2018, a copy of which is attached as Exhibit A hereto;

WHEREAS, Camden Property Trust, a Texas real estate investment trust (“CPT”), has agreed to guarantee repayment of the Loan pursuant to that certain Guaranty dated as of September 14, 2018 (the “CPT Guaranty”); and

WHEREAS, William F. Paulsen, David F. Tufaro, McGuire Family DE 2012 LP, William B. McGuire, Jr. and Susanne H. McGuire (collectively, “Indemnitors”) have executed and delivered to CPT indemnification agreements in the form attached as Exhibit B hereto (each a “Unitholder Indemnity”) and, in connection therewith, have waived (in accordance with and pursuant to the terms of the Unitholder Indemnities) (i) any right of indemnity, contribution or reimbursement from CPT, the Partnership, any applicable Designated Summit OP Unitholder and any of their respective affiliates with regard to amounts paid by the Indemnitors under their Unitholder Indemnities, and (ii) any right of subrogation that such Indemnitors may have with regard to any payments made by the Indemnitors under the Unitholder Indemnity.

NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1.              Definitions. Defined terms used but not defined in this Agreement shall have the meanings assigned to such terms in the Tax Protection Agreement. References to “sections” of this Agreement are to the numbered paragraphs of this Agreement.

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2.              Unitholder Indemnity. Concurrently with the execution and delivery of this Agreement by the parties hereto, each Indemnitor has executed and delivered to CPT a Unitholder Indemnity (or, in the case of William B. McGuire, Jr. and McGuire Family DE 2012 LP, two such indemnities), pursuant to the terms and subject to the limitations of which the Indemnitor has agreed to indemnify CPT with respect to a portion of the Loan equal to such Indemnitor’s Required Nonrecourse Debt Amount or, with regard to any Designated Flow Through Owner, its pro rata share of the Required Nonrecourse Debt Amount of the Designated Summit OP Unitholder in which it holds an interest (its “Pro Rata Share”). The parties hereto agree and acknowledge that (i) the Required Nonrecourse Debt Amount with regard to each Designated Summit OP Unitholder and William B. McGuire, Jr., and (ii) the Pro Rata Share of the Required Nonrecourse Debt Amount of each Designated Flow Through Owner is set forth in Exhibit C hereto.  In the case of a joint Unitholder Indemnity provided by a Designated Flow Through Owner and McGuire Family DE 2012 LP, references to the Indemnitor shall be deemed to include both such Designated Flow Through Owner and McGuire Family DE 2012 LP unless the context otherwise requires.

3.              Satisfaction of Obligations Under Tax Protection Agreement. Subject to the further provisions of this Agreement, the execution and delivery of a Unitholder Indemnity by an Indemnitor and any election by such an Indemnitor hereunder to renew any such Unitholder Indemnity hereunder shall satisfy the Partnership’s obligations under Section 2(c) of the Tax Protection Agreement with regard to the Indemnitor (but only to the extent of the Designated Flow Through Owner’s Pro Rata Share in the case of a joint indemnity by a Designated Flow Through Owner and McGuire Family DE 2012 LP) for the period during which any such Unitholder Indemnities are in effect (i.e., the initial term and any one year renewal periods) and have not been terminated. Notwithstanding the preceding sentence, the execution and delivery of a Unitholder Indemnity by an Indemnitor and any election by such Indemnitor hereunder to renew any such Unitholder Indemnities shall satisfy the Partnership’s obligations under Section 2(c) of the Tax Protection Agreement with regard to such Indemnitor for the term of such Unitholder Indemnities (including any renewal term thereof) as set forth in the preceding sentence if and only if, (i) the execution and delivery of such Unitholder Indemnity by such Indemnitor and any election by such an Indemnitor hereunder to renew any such Unitholder Indemnity results in an allocation of Partnership liabilities to the Indemnitor or to each joint Indemnitor as applicable (directly or indirectly through the McGuire Family DE 2012 LP) for purposes of Section 752 of the Code at least equal to the Indemnitor’s Required Nonrecourse Debt Amount (or, with regard to any Designated Flow Through Owner, its Pro Rata Share) and sufficient for such Indemnitor to be “at risk” for such Required Nonrecourse Debt Amount (or Pro Rata Share) under Code Section 465, in each case during such portion of the period during which the applicable Unitholder Indemnity is in effect (i.e., the initial term and any one year renewal period) and has not been terminated so as to avoid the Indemnitor recognizing taxable income for federal income tax purposes (and/or state or local tax purposes) (A) as a result of a distribution in excess of basis under Code Section 731 with regard to any deemed distribution under Code Section 752 (or corresponding provisions of state or local law) or (B) under Code Section 465(e) (or corresponding provisions of state or local laws), in either case with regard to its Required Nonrecourse Debt Amount (or its Pro Rata Share) to which such Indemnity relates during such period (recognition under either such subclause (A) or (B) referred to as “Recapture”), and (ii) the unpaid principal balance of the Loan is not less than $100,000,000.00. For purposes of this Agreement, the initial term (or renewal term) of a Unitholder Indemnity

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shall end (and the Unitholder Indemnity shall be deemed terminated) upon a “Termination Event” (within the meaning of section 9 of the Unitholder Indemnity) with respect to the initial Unitholder Indemnity or any renewal thereof, notwithstanding any continuing liability for “Pre-Existing Claims” (within the meaning of section 1(e) of the Unitholder Indemnity).

4.              Damages for Failure of Unitholder Indemnity to Result in Allocation of Liabilities. Notwithstanding Section 3 of this Agreement, but subject to the further provisions hereof, the Partnership shall be deemed to have breached its obligations under Section 2(c) of the Tax Protection Agreement with respect to an Indemnitor (or McGuire Family DE 2012 LP or the Trust, as applicable) if (i) notwithstanding the execution and delivery or, as applicable the renewal, of a Unitholder Indemnity by the pertinent Indemnitor(s) hereunder, such Unitholder Indemnity is not effective for federal income tax purposes to result in an allocation of Partnership liabilities to such Indemnitor (or to each of the joint Indemnitors in the case of a joint indemnity from the McGuire Family DE 2012 LP and a Designated Flow Through Owner) for purposes of Code Section 752 at least equal to the Indemnitor’s Required Nonrecourse Debt Amount (or the applicable Pro Rata Share in the case of such a joint Unitholder Indemnity) and for which the Indemnitor (or the Designated Flow Through Owner in the case of such a joint Unitholder Indemnity) is “at risk” under Code Section 465 during such portion of the period during which the applicable Unitholder Indemnity is in effect (i.e., the initial term and any one year renewal period) so as to avoid the Indemnitor (or the Designated Flow Through Owner) having Recapture during such period (an “Indemnity Failure”) or (ii) as to any period for which the Indemnitor elects not to renew a Unitholder Indemnity hereunder, the failure by the Partnership to maintain nonrecourse indebtedness during the Protection Period (as extended pursuant to this Agreement) as required under Section 2(c) of the Tax Protection Agreement causes such Indemnitor to recognize any income or gain for federal income tax purposes (including as a result of the Indemnitor not being considered “at risk” under Code Section 465 for the Required Nonrecourse Debt Amount or its Pro Rata Share) and/or state or local tax purposes. For purposes of determining the damages payable under Section 2(f) of the Tax Protection Agreement with respect to any such deemed breach, the amount in clause (i) of Section 2(f) of the Tax Protection Agreement with respect to such deemed breach shall be increased by any interest or penalties owed by the Designated Summit OP Unitholder or, as applicable, the Protected Parties as a result of such deemed breach.

For the avoidance of doubt and without limitation, it is acknowledged that (i) William B. McGuire, Jr. is executing two Unitholder Indemnities, one indemnity with respect to the Required Nonrecourse Debt Amount of him and the Trust (a grantor trust for federal income purposes) and a separate joint indemnity with respect to his Pro Rata Share, (ii) the Partnership’s obligations under the Tax Protection Agreement with respect to McGuire Family DE 2012 LP (as they relate to William B. McGuire, Jr.’s Pro Rata Share) and the Trust will not be satisfied unless the execution and renewal, as applicable, of such indemnities results in allocation of liabilities to William B. McGuire, Jr. for purposes of Section 752 of the Code and for which he is at risk for purposes of Section 465 of the Code equal to the aggregate of (A) the Required Nonrecourse Debt Amount of him and the Trust (which amount of liabilities must also be allocated to the Trust, and thus to William B. McGuire, Jr. “through” the Trust, for purposes of Section 752 of the Code) and (B) his Pro Rata Share, in each case, throughout the periods such indemnities are in effect, and (iii) for purposes applying this Agreement any income or gain realized by the Trust as a result of Recapture shall be treated as realized, and as applicable

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recognized, by William B. McGuire, Jr.  For purposes of this Agreement references to the Required Nonrecourse Debt Amount of the Trust shall refer to the Required Nonrecourse Debt Amount of William B. McGuire, Jr.

5.              Notices of Deficiency, etc. Each Indemnitor shall provide the Partnership with copies of any notices of deficiency, notices of assessment and other correspondence from federal, state or local taxing authorities actually received by such Indemnitor that challenge or purport to challenge any allocation of Partnership liabilities or otherwise challenge any position taken by the Indemnitor on any tax return with regard to which the Partnership would have liability hereunder or under the Tax Protection Agreement if such challenge were successful, as soon as reasonably practicable after the Indemnitor’s actual receipt thereof. An Indemnitor shall not have any liability to the Partnership for failure to comply with the preceding sentence and such failure shall not reduce the Partnership’s obligations under the Tax Protection Agreement except to the extent of any increase in taxes, interest or penalties that are directly attributable to such failure and that could have been avoided with timely notice. The Partnership shall provide to each Indemnitor copies of any notices of deficiency, notices of assessment and other correspondence from federal, state or local taxing authorities actually received by the Partnership that challenge or purport to challenge the allocation of Partnership liabilities or otherwise challenge any position taken by the Indemnitor on any tax return with regard to which the Partnership would have liability hereunder or under the Tax Protection Agreement if such challenge were successful, as soon as reasonably practicable after the Partnership’s actual receipt thereof.

6.              Annual Renewal. Subject to the further provisions hereof, no later than October 15 of each calendar year commencing with the 2019 calendar year, each Indemnitor will have the right to renew its Unitholder Indemnity for the next succeeding calendar year by delivery of a written renewal notice to CPT in the form prescribed for such Indemnitor as attached as Exhibit D hereto. If an Indemnitor fails to exercise such renewal by October 15 and such failure continues for fifteen (15) days following delivery of written notice by the Partnership to such Indemnitor (or, if the Partnership fails to provide such notice, such failure continues until November 15), then such Indemnitor shall be deemed to have elected not to renew its Unitholder Indemnity for the next succeeding calendar year (and the Unitholder Indemnity shall terminate effective as of January 1 of such succeeding calendar year unless earlier terminated due to the repayment or refinancing of the Loan). For the avoidance of doubt, the parties acknowledge that in the event that an Indemnitor elects not to renew its Unitholder Indemnity and such Unitholder Indemnity terminates, then from and after such termination (i) the Indemnitor shall have no further right to renew its Unitholder Indemnity hereunder, (ii) the Partnership shall not have the benefit of Section 3 of this Agreement with respect to such Indemnitor (or McGuire Family DE 2012 LP or the Trust, as applicable) and (iii) the Partnership shall be deemed to have breached its obligations under Section 2(c) of the Tax Protection Agreement with respect to such Indemnitor (or McGuire Family DE 2012 LP or the Trust, as applicable) unless during the portion of the Protection Period (as extended hereunder) following December 31 of the year in which such Indemnitor elects not to renew its Unitholder Indemnity hereunder the Partnership maintains nonrecourse indebtedness that is properly allocable to such Indemnitor (or McGuire Family DE 2012 LP or the Trust, as applicable) in the amounts required under Section 2 of the Tax Protection Agreement. The Indemnitors’ remedy (and/or the remedy of the Designated Summit OP Unitholder of which such Indemnitor is a Flow Through Owner and/or the remedy of the Trust as applicable) for breach of

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the foregoing provisions shall continue to be as set forth in Section 2(f) of the Tax Protection Agreement. Following any payment by the Partnership of the amount of damages to an Indemnitor calculated in accordance with Section 2(f) of the Tax Protection Agreement as modified by Section 4 of this Agreement as a result of Recapture (a “Recapture Tax Payment”), such Indemnitor (and if such Indemnitor is a Designated Flow Through Owner, the Designated Summit OP Unitholder in which it holds an interest but only with respect to the Pro Rata Share of such Indemnitor) shall have no further right to enter into or renew any Unitholder Indemnity hereunder.

7.              Extension of Protection Period. Upon the execution and delivery of a Unitholder Indemnity by an Indemnitor in accordance with Section 2 hereof, the Protection Period shall automatically be extended by two (2) additional years with respect to such Indemnitor(s) (or McGuire Family DE 2012 LP or the Trust, as applicable). In addition, if an Indemnitor timely exercises its annual right to renew its Unitholder Indemnity, then (i) the term of such Unitholder Indemnity shall automatically be extended through and including December 31 of the next succeeding calendar year, and (ii) the Protection Period shall automatically be extended by an additional two (2) years with respect to Indemnitor (or McGuire Family DE 2012 LP or the Trust, as applicable). For example, with respect to an Indemnitor who executed and delivered a Unitholder Indemnity in accordance with Section 2 hereof but who did not timely exercise its right to renew, the Protection Period would automatically be extended by two (2) additional years to end on February 28, 2022, rather than February 28, 2020, but if in each of 2019 and 2020 such Indemnitor instead timely exercised its annual right to renew the Unitholder Indemnity, the Protection Period with respect to such Indemnitor would extend until February 28, 2026. Following the Partnership making any Recapture Tax Payment to an Indemnitor such Indemnitor shall have no further right to extend the Protection Period hereunder.

8.              Amendment and Modification. This Agreement may not be amended, modified, or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing signed on behalf of each party to be bound by any such amendment.

9.              Modification of Tax Protection Agreement; Entire Agreement. The parties hereto agree and acknowledge that, as among the parties hereto, (i) in the event of any inconsistency between the provisions of this Agreement and the Tax Protection Agreement, the provisions of this Agreement shall prevail, and (ii) the provisions of the Tax Protection Agreement are deemed amended and modified as required to give effect to the provisions of this Agreement. This Agreement together with the Tax Protection Agreement constitute the entire agreement among the parties hereto with regard to the subject matter hereof and supersede all prior written agreements, arrangements, communications, and understandings and all prior and contemporaneous oral agreements, arrangements, communications, and understandings between the parties with respect to the subject matter hereof.

10.       Refinancing or Replacement of Loan. If the Partnership proposes to refinance or replace the Loan with other unsecured indebtedness from a lender that is not an affiliate of the Partnership (the “Replacement Debt”) at a time when there are then any Unitholder Indemnities in effect, CPT shall provide a guaranty of such unsecured indebtedness (a “Replacement Guaranty”) and shall provide each Indemnitor with a Unitholder Indemnity then in effect with at least thirty (30) days’ prior written notice of the closing of such Replacement Debt. In such

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event, each such Indemnitor shall have the right to provide a replacement Unitholder Indemnity with regard to such replacement or refinancing indebtedness at the closing of such Replacement Debt. Following the Partnership obtaining any Replacement Debt and any Indemnitor providing a Unitholder Indemnity with regard to such Replacement Debt, and solely with respect to any such Indemnitor providing such a replacement Unitholder Indemnity (and not for purposes of applying this Agreement to any Indemnitor not providing a Unitholder Indemnity with regard to such Replacement Debt) any references to the “Loan” hereunder shall refer to the Replacement Debt, any references to the “CPT Guaranty” hereunder shall refer to the Replacement Guaranty and any references to the “Unitholder Indemnity” hereunder shall include any such replacement Unitholder Indemnity. Any such replacement Unitholder Indemnity shall have an initial term through and including the balance of the Unitholder Indemnity that it replaces.

11.       Governing Law. This Agreement and all disputes or controversies arising out of or relating to this Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, without regard to the laws of any other jurisdiction that might be applied because of the conflicts of laws principles of the State of Delaware.

12.       Notices. All notices required or permitted under this Agreement shall be sent (i) by registered or certified mail (return receipt requested), postage prepaid, or (ii) by Federal Express, U.S. Post Office Express Mail, or similar nationally recognized overnight courier which delivers only upon signed receipt of the addressee, or (iii) by e-mail with a copy sent within 24 hours in the manner provided in clause (ii) above, and addressed to the particular party at the address set forth beneath its signature on this Agreement or at such other address, and to the attention of such other person, as the parties shall give notice as herein provided. A notice sent pursuant to clauses (i) through (iii) above shall be deemed to be duly received when delivered. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given hereunder shall be deemed to be receipt of the notice as of the date of such rejection, refusal or inability to deliver.

13.       Counterparts; Binding Effect. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party. Executed copies of the signature pages of this Agreement sent by facsimile or transmitted electronically in TIFF, PDF or a similar format shall be treated as originals, fully binding and with full legal force and effect, and the parties waive any rights they may have to object to such treatment. The parties hereto agree and acknowledge that this Agreement will be binding upon all parties that execute and deliver a counterpart hereto, notwithstanding that one or more Designated Summit OP Unitholders may elect not to execute this Agreement.

14.       Severability. If any provision of this Agreement, or the application thereof to any person or circumstance is held invalid or unenforceable, the remainder of this Agreement, and the application of such provision to other persons or circumstances, shall not be affected thereby, and to such end, the provisions of this Agreement are agreed to be severable.

15.       Partnership Audit Rules. In the event that any items related to this Agreement or the Tax Protection Agreement are subject to adjustment and/or assessment by the IRS under the provisions of Code Sections 6221-6241 (or by any tax authority under similar provisions),

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including without limitation and by way of example an assessment of an imputed underpayment by the IRS on the basis that a Unitholder Indemnity was not effective for federal income tax purposes to result in an allocation of Partnership liabilities to an Indemnitor for purposes of Code Section 752 at least equal to its Required Nonrecourse Debt Amount or Pro Rata Share (and for which the Indemnitor is “at risk” under Code Section 465) (and whether or not the Partnership makes a “push out” or other election with respect to such imputed underpayment), the parties hereto shall reasonably cooperate as necessary to preserve the economic arrangement intended by the terms of this Agreement and the Tax Protection Agreement so that the Indemnitors or the Designated Summit OP Unitholders do not directly or indirectly bear any costs that are intended to be borne by the Partnership under the terms of this Agreement and the Tax Protection Agreement.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

THE COMPANY:

Camden Property Trust,
a Texas real estate investment trust

By:	/s/ Alexander J. Jessett
Name: Alexander J. Jessett
Title: Chief Financial Officer and Treasurer

Address:
11 Greenway Plaza
Suite 2400
Houston, Texas 77046
Attention: Alexander J. Jessett
E-Mail: ajessett@camdenliving.com

THE GENERAL PARTNER:

Camden Summit, Inc.,
a Delaware corporation

By:	/s/ Alexander J. Jessett
Name: Alexander J. Jessett
Title: Chief Financial Officer and Treasurer

Address:
11 Greenway Plaza
Suite 2400
Houston, Texas 77046
Attention: Alexander J. Jessett
E-Mail: ajessett@camdenliving.com

Signature Page to Agreement

DESIGNATED SUMMIT OP UNITHOLDERS:

/s/ William F. Paulsen
William F. Paulsen

/s/ David F. Tufaro
David F. Tufaro

The 2014 Amended and Restated William B. McGuire Junior Revocable Trust

By:	/s/ William B. McGuire Jr.
Name: William B. McGuire, Jr.
Title: Trustee

McGuire Family DE 2012 LP

By:	WBMJR Investments LLC,
its general partner

By:	/s/ William B. McGuire Jr.
Name: William B. McGuire, Jr.
Title: Sole Owner and Manager

By:	SHM Investments LLC,
its general partner

By:	/s/ Susanne H. McGuire
Name: Susanne H. McGuire
Title: Sole Owner and Manager

Signature Page to Agreement

DESIGNATED FLOW THROUGH OWNERS:

/s/ William B. McGuire Jr.
Name: William B. McGuire, Jr.

/s/ Susanne H. McGuire

PARTNERSHIP:

Camden Summit Partnership, L.P.

By:	Camden Summit, Inc.,
its general partner

	By:	Alexander J. Jessett
Name: Alexander J. Jessett
Title: Chief Financial Officer and Treasurer

Signature Page to Agreement

EXHIBIT A

Credit Agreement

(Attached)

Exhibit A to Agreement

CREDIT AGREEMENT

Dated as of September    , 2018

among

CAMDEN SUMMIT PARTNERSHIP, L.P.,

as the Borrower,

BANK OF AMERICA, N.A.,
as Administrative Agent,

and

The Other Lenders Party Hereto

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

as

Sole Lead Arranger and Sole Bookrunner

i

3.06	Mitigation Obligations; Replacement of Lenders	46
3.07	Successor LIBOR Provisions	47
3.08	Survival	48

ARTICLE IV. CONDITIONS PRECEDENT TO CREDIT EXTENSIONS		48

4.01	Conditions of Credit Extension	48
4.02	Intentionally Omitted	50

ARTICLE V. RESENTATIONS AND WARRANTIES		50

5.01	Existence, Qualification and Power	50
5.02	Authorization; No Contravention	50
5.03	Governmental Authorization; Other Consents	51
5.04	Binding Effect	51
5.05	Financial Statements; No Material Adverse Effect	51
5.06	Litigation	51
5.07	No Default	52
5.08	Ownership of Property; Liens	52
5.09	Environmental Compliance	52
5.10	Insurance	52
5.11	Taxes	52
5.12	ERISA Compliance	53
5.13	Consolidated Subsidiaries; Equity Interests	53
5.14	Margin Regulations; Investment Company Act	54
5.15	Disclosure	54
5.16	Compliance with Laws	54
5.17	Taxpayer Identification Number	54
5.18	Intellectual Property; Licenses, Etc.	54
5.19	OFAC	55
5.20	Anti-Corruption Laws	55
5.21	Business; Compliance	55
5.22	Utilities and Access	55
5.23	Solvency	56
5.24	EEA Financial Institutions	56
5.25	Beneficial Ownership Certification	56

ARTICLE VI. AFFIRMATIVE COVENANTS		56

6.01	Financial Statements	56
6.02	Certificates; Other Information	57
6.03	Notices	59
6.04	Payment of Obligations	59
6.05	Preservation of Existence, Etc.	60
6.06	Maintenance of Properties	60
6.07	Maintenance of Insurance	61

6.08	Compliance with Laws	61
6.09	Books and Records	61
6.10	Inspection Rights	62
6.11	Use of Proceeds	62
6.12	Intentionally Omitted	62
6.13	Business of Camden Trust; REIT Status; NYSE Listing	62
6.14	Additional Documents	63
6.15	Guaranty Proceeds	63
6.16	Anti-Corruption Laws	64
6.17	Additional Information	64

ARTICLE VII. NEGATIVE COVENANTS		64

7.01	Liens	64
7.02	Investments	65
7.03	Indebtedness	65
7.04	Fundamental Changes	65
7.05	Restricted Payments	66
7.06	Change in Nature of Business	66
7.07	Transactions with Affiliates	66
7.08	Burdensome Agreements	67
7.09	Use of Proceeds	67
7.10	Financial Covenants	67
7.11	Management of Property	67
7.12	Employee Plans	68
7.13	Use Violations	68
7.14	Exceptions to Covenants	68
7.15	Fiscal Year and Accounting Methods	68
7.16	Governmental Regulations	69
7.17	Treasury Stock	69
7.18	Sanctions	69
7.19	Anti-Corruption Laws	69

ARTICLE VIII. EVENTS OF DEFAULT AND REMEDIES		69

8.01	Events of Default	69
8.02	Notice and Cure	72
8.03	Remedies Upon Event of Default	72
8.04	Remedies Cumulative, Concurrent and Non-Exclusive	73
8.05	No Conditions Precedent to Exercise Remedies	73
8.06	Waivers	73
8.07	Discontinuance of Proceedings	74
8.08	Application of Funds	74

ARTICLE IX. ADMINISTRATIVE AGENT		75

9.01	Appointment and Authority	75
9.02	Rights as a Lender	75
9.03	Exculpatory Provisions	75
9.04	Reliance by Administrative Agent	76
9.05	Delegation of Duties	76
9.06	Resignation of Administrative Agent	77
9.07	Non-Reliance on Administrative Agent and Other Lenders	78
9.08	No Other Duties, Etc.	78
9.09	Administrative Agent May File Proofs of Claim	78
9.10	Collateral and Guaranty Matters	79

ARTICLE X. MISCELLANEOUS		79

10.01	Amendments, Etc.	79
10.02	Notices; Effectiveness; Electronic Communication	80
10.03	No Waiver; Cumulative Remedies; Enforcement	82
10.04	Expenses; Indemnity; Damage Waiver	83
10.05	Payments Set Aside	85
10.06	Successors and Assigns	86
10.07	Treatment of Certain Information; Confidentiality	90
10.08	Right of Setoff	91
10.09	Interest Rate Limitation	91
10.10	Counterparts; Integration; Effectiveness	92
10.11	Survival of Representations and Warranties	92
10.12	Severability	92
10.13	Replacement of Lenders	92
10.14	Governing Law; Jurisdiction; Etc.	93
10.15	Waiver of Jury Trial	94
10.16	No Advisory or Fiduciary Responsibility	95
10.17	Electronic Execution of Assignments and Certain Other Documents	95
10.18	USA PATRIOT Act	96
10.19	Time of the Essence	96
10.20	Consolidated Group	96
10.21	ENTIRE AGREEMENT	96
10.22	Acknowledgement and Consent to Bail-In of EEA Financial Institutions	97

SCHEDULES

2.01                        Commitments and Applicable Percentages

5.06                        Litigation

5.09                        Environmental Matters

5.12                        ERISA Compliance

5.13                        Consolidated Subsidiaries and Other Equity Investments

10.02                 Administrative Agent’s Office; Certain Addresses for Notices

EXHIBITS

Form of

A                                       Loan Notice

B-1                            Intentionally Omitted

B-2                            Intentionally Omitted

C                                       Intentionally Omitted

D                                       Note

E                                        Compliance Certificate

F-1                              Assignment and Assumption

F-2                              Intentionally Omitted

G                                       Intentionally Omitted

H                                      Intentionally Omitted

I                                           Opinion Matters

J                                           Form of U.S. Tax Compliance Certificates

v

CREDIT AGREEMENT

This CREDIT AGREEMENT (“Agreement”) is entered into as of September    , 2018, among CAMDEN SUMMIT PARTNERSHIP, L.P., a Delaware limited partnership (the “Borrower”), CAMDEN PROPERTY TRUST, a Texas real estate investment trust (“Camden Trust”), as guarantor under the Guaranty Agreement, each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), and BANK OF AMERICA, N.A., as Administrative Agent.

RECITALS

The Borrower has requested that the Lenders provide a term loan facility to Borrower, and the Lenders are willing to do so on the terms and conditions set forth herein.

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE I.  DEFINITIONS AND ACCOUNTING TERMS

1.01                        Defined Terms.  As used in this Agreement, the following terms shall have the meanings set forth below:

“Act” has the meaning specified in Section 10.18.

“Administrative Agent” means Bank of America in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.02, or such other address or account as the Administrative Agent may from time to time notify to the Borrower and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in a form approved by the Administrative Agent.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Aggregate Commitments” means the Commitments of all the Lenders.

“Agreement” means this Credit Agreement.

“Applicable Percentage” means with respect to any Lender at any time, the percentage (carried out to the ninth decimal place) of the Aggregate Commitments represented by such Lender’s Commitment at such time, subject to adjustment as provided in Section 2.18.  If the commitment of each Lender to make Loans have been terminated pursuant to Section 8.03 or if the Aggregate Commitments have expired, then the Applicable Percentage of each Lender shall

CREDIT AGREEMENT (Camden Summit Partnership)

be determined based on the Applicable Percentage of such Lender most recently in effect, giving effect to any subsequent assignments.  The initial Applicable Percentage of each Lender is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

“Applicable Rate” means, from time to time, the following percentages per annum, based upon the Debt Rating as set forth below:

Pricing Level	Debt Ratings S&P/Moody’s	Eurodollar Rate +	LIBOR Daily Rate +	Base Rate +
1	A/A2 or better	0.800	0.800	0.000
2	A-/A3	0.850	0.850	0.000
3	BBB+/Baa1	0.900	0.900	0.000
4	BBB/Baa2	1.000	1.000	0.000
5	BBB-/Baa3	1.250	1.250	0.250
6	<BBB-/Baa3	1.650	1.650	0.650

“Debt Rating” means, as of any date of determination, the rating as determined by either S&P or Moody’s (collectively, the “Debt Ratings”) of Camden Trust’s non-credit-enhanced, senior unsecured long-term debt; provided that (a) if the respective Debt Ratings issued by the foregoing rating agencies differ by one level, then the Pricing Level for the higher of such Debt Ratings shall apply (with the Debt Rating for Pricing Level 1 being the highest and the Debt Rating for Pricing Level 6 being the lowest); (b) if there is a split in Debt Ratings of more than one level, then the Pricing Level that is one level lower than the Pricing Level of the higher Debt Rating shall apply; (c) if Camden Trust has only one Debt Rating, then that Debt Rating shall apply; and (d) if Camden Trust does not have any Debt Rating, Pricing Level 6 shall apply.

Initially, the Applicable Rate shall be determined based upon the Debt Rating specified in the certificate delivered pursuant to Section 4.01(a)(vii).  Thereafter, each change in the Applicable Rate resulting from a publicly announced change in the Debt Rating shall be effective, in the case of an upgrade, during the period commencing on the date of delivery by the Borrower to the Administrative Agent of notice thereof pursuant to Section 6.03(e) and ending on the date immediately preceding the effective date of the next such change and, in the case of a downgrade, during the period commencing on the date of the public announcement thereof and ending on the date immediately preceding the effective date of the next such change.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arranger” means Merrill Lynch, Pierce, Fenner & Smith Incorporated (or any other registered broker-dealer wholly-owned by Bank of America Corporation to which all or substantially all of Bank of America Corporation’s or any of its subsidiaries’ investment banking, commercial lending services or related businesses may be transferred following the date of this Agreement), or its designated Affiliates, in its capacity as sole lead arranger and sole bookrunner.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 10.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit F-1 or any other form (including electronic documentation generated by use of an electronic platform) approved by the Administrative Agent.

“Attributable Indebtedness” means, on any date, (a) in respect of any capital lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a capital lease.

“Audited Financial Statements” means the audited consolidated balance sheet of Camden Trust and its Consolidated Subsidiaries for the fiscal year ended December 31, 2017, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year of Camden Trust and its Consolidated Subsidiaries, including the notes thereto.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Bank of America” means Bank of America, N.A. and its successors.

“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate,” and (c) the one-month Eurodollar Rate plus 1.00%.  The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.  Any change in such prime rate announced by Bank of America shall take effect as of 12:01 a.m. on the day specified in the public announcement of such change.

“Base Rate Loan” means a Term Loan that bears interest based on the Base Rate.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Borrower” has the meaning specified in the introductory paragraph hereto.

“Borrower Materials” has the meaning specified in Section 6.02.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office is located and, if such day relates to any Eurodollar Rate Loan, means any such day that is also a London Banking Day.

“Camden Trust” has the meaning specified in the introductory paragraph hereto.

“Cash Equivalents” means, as to any Person, (a) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than six months from the date of acquisition, (b) time deposits and certificates of deposit of any commercial bank organized under the laws of the United States, any State thereof or the District of Columbia having, or which is the principal banking subsidiary of a bank holding company organized under the laws of the United States, any State thereof, or the District of Columbia having, capital, surplus and undivided profits aggregating in excess of $200,000,000 and having a long-term unsecured debt rating of at least “BBB+” or the equivalent thereof from S&P, or “Baa1” or the equivalent thereof from Moody’s, with maturities of not more than six months from the date of acquisition by such Person, (c) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (a) above entered into with any bank meeting the qualifications specified in clause (b) above, (d) commercial paper issued by any Person incorporated in the United States rated at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody’s and in each case maturing not more than six months after the date of acquisition by such Person, and (e) investments in money market funds substantially all of whose assets are comprised of securities of the types described in clauses (a) through (d) above.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking

Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control” means an event or series of events by which:

(a)                                 any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of 30% or more of the equity securities of the Borrower entitled to vote for members of the board of directors or equivalent governing body of the Borrower on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right);

(b)                                 during any period of 12 consecutive months, a majority of the members of the board of directors or other equivalent governing body of the Borrower cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body; or

(c)                                  the passage of thirty days from the date upon which any Person or two or more Persons acting in concert shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation thereof, will result in its or their acquisition of the power to exercise, directly or indirectly, a controlling influence over the management or policies of the Borrower, or control over the equity securities of the Borrower entitled to vote for members of the board of directors or equivalent governing body of the Borrower on a fully-diluted basis (and taking into account all such securities that such Person or group has the right to acquire pursuant to any option right) representing 30% or more of the combined voting power of such securities.

“Closing Date” means the first date all the conditions precedent in Section 4.01 are satisfied or waived in accordance with Section 10.01.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commitment” means, as to each Lender, its obligation to make Term Loans to the Borrower pursuant to Section 2.01 in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 or in the

Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

“Compliance Certificate” means a certificate substantially in the form of Exhibit E.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated EBITDA” means, for any period, determined in accordance with GAAP on a consolidated basis for Camden Trust and its Consolidated Subsidiaries, an amount equal to the sum of consolidated net income before taxes, gains or losses on sale of operating properties, and preferred dividends (as determined in accordance with GAAP), plus depreciation, plus amortization, plus interest expense, each as deducted in determining such consolidated net income before taxes, for such period, as adjusted for any non-recurring items during such period.

“Consolidated Subsidiary” means at any date each Subsidiary of Camden Trust the accounts of which, in accordance with GAAP, would be consolidated with the accounts of Camden Trust on the consolidated financial statements of Camden Trust as of such date.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  “Controlling” and “Controlled” have meanings correlative thereto.

“Core Investments” means direct Investments of Camden Trust and its Consolidated Subsidiaries in completed multi-family Real Estate.

“Credit Extension” means a Term Borrowing.

“Debt Rating” has the meaning specified in the definition of “Applicable Rate.”

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.

“Deemed Consolidated Affiliate” has the meaning set forth in Section 1.03(b).

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means an interest rate equal to (i) the Base Rate plus (ii) the Applicable Rate, if any, applicable to Base Rate Loans plus (iii) 2% per annum; provided, however, that with respect to a Eurodollar Rate Loan or LIBOR Daily Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus 2% per annum.

“Defaulting Lender” means, subject to Section 2.18(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two (2) Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within two (2) Business Days of the date when due, (b) has notified the Borrower or the Administrative Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by the Administrative Agent, to confirm in writing to the Administrative Agent that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity, or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.  Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.18(b)) as of the date established therefor by the Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to the Borrower and each other Lender promptly following such determination.

“Designated Jurisdiction” means any country, region or territory to the extent that such country, region or territory itself is the subject of any Sanction.

“Development Properties” means Real Estate comprised of multi-family projects under construction, or in pre-construction phases of the development process, but not yet completed.

“Dispose” means the sale, transfer, license, lease (excluding leases of residential apartments or commercial spaces) or other disposition (including any sale and leaseback transaction) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

“Dollar” and “$” mean lawful money of the United States.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a Subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 10.06(b)(iii), and (v) (subject to such consents, if any, as may be required under Section 10.06(b)(iii)).

“Eligible Ground Lease” means a lease meeting at least the following requirements:  (a) a remaining term (including renewal options exercisable at lessee’s sole option) of at least thirty (30) years, (b) the leasehold interest is transferable and assignable either without the landlord’s prior consent or with such consent, which, however, will not be unreasonably withheld by landlord, and (c) the ground lease contains customary lender protection provisions acceptable to Administrative Agent in that, among other things, it provides or allows for, without further consent from the landlord, (i) notice and right to cure to lessee’s lender, (ii) a right of the lessee to pledge or mortgage the leasehold interest, (iii) recognition of a foreclosure of the leasehold interest including entering into a new lease with the lender, and (iv) no right of landlord to terminate without consent of lessee’s lender except after a default which remains uncured after notice and opportunity to cure given to lessee’s lender.

“Environmental Laws” means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower, Camden Trust or any of its Consolidated Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) the withdrawal of the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Pension Plan amendment as a termination under Section 4041 or 4041A of ERISA; (e) the institution by the PBGC of proceedings to terminate a Pension Plan; (f) any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (g) the determination that any Pension Plan is considered an at-risk plan or a plan in endangered or critical status within the meaning of Sections 430, 431 and 432 of the Code or Sections 303, 304 and 305 of ERISA; or (h) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Eurodollar Rate” means:

(a) for any Interest Period with respect to a Eurodollar Rate Loan, the rate per annum equal to the London Interbank Offered Rate (“LIBOR”) or a comparable or successor rate, which comparable or successor rate is approved by the Administrative Agent, as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period; and

(b)                                 for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to LIBOR, at or about 11:00 a.m., London time determined two Business Days prior to such date for U.S. Dollar deposits with a term of one month commencing that day; and

(c)                            if the Eurodollar Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement;

provided that to the extent a comparable or successor rate is approved by the Administrative Agent in connection herewith, the approved rate shall be applied in a manner consistent with market practice; provided, further that to the extent such market practice is not administratively feasible for the Administrative Agent, such approved rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent.

“Eurodollar Rate Loan” means a Term Loan that bears interest at a rate based on clause (a) of the definition of “Eurodollar Rate.”

“Event of Default” has the meaning specified in Section 8.01.

“Excess Gross Cash” means the amount of Gross Cash in excess of $35,000,000.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to any Recipient  or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 10.13) or (ii) such Lender changes its Lending Office, except in each case to the extent that, pursuant to Section 3.01(a)(ii), (a)(iii) or (c), amounts with respect to such

Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.01(e) and (d) any U.S. federal withholding Taxes imposed pursuant to FATCA.

“Existing Credit Agreement” means that certain Second Amended and Restated Credit Agreement dated August 7, 2015, by and among Borrower, Administrative Agent, JPMorgan Chase Bank, N.A., as Syndication Agent, and various lenders from time to time party thereto, as may be amended, modified, restated or recast from time to time.

“Existing Credit Agreement Event of Default” means the occurrence of an “Event of Default” under, and as defined in, the Existing Credit Agreement.

“FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471 (b) (1) of the Code.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent.  Notwithstanding the foregoing, if the Federal Funds Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.

“Fixed Charges” means with respect to Camden Trust and its Consolidated Subsidiaries for any period, the sum of all interest expense incurred (including capitalized interest), and all scheduled principal payments (excluding balloon payments) made or to have been made during such period, plus any mandatory Restricted Payments made during such period with respect to any stock or other similar ownership interests other than common stock (or ownership interests equivalent to common stock), plus a capital improvement reserve equal to $200 per year multiplied by the weighted average of the number of apartment units in all Properties, for the applicable period.

“Foreign Lender” means (a) if the Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if the Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes.  For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“Funds from Operations” means the term “Funds from Operations” as such term is defined by the National Association of Real Estate Investment Trusts, as such term may be modified, revised or redefined from time to time by said association, or if said association no longer exists or no longer promulgates a definition for such term, then such other meaning as is selected by Administrative Agent in its reasonable determination.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

“General Partner” means Camden Summit, Inc., a Delaware corporation, the sole general partner of Borrower, and its successors.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Gross Asset Value” means on any date of determination, the sum of the following, without duplication:  (a) Net Cash, plus (b) the aggregate cost book value (i.e. excluding depreciation) determined in accordance with GAAP of all Unstabilized Properties owned by Camden Trust, a Consolidated Subsidiary or a Deemed Consolidated Affiliate (as would be shown on Camden Trust’s consolidated balance sheet if such Deemed Consolidated Affiliate were a Consolidated Subsidiary).  “Unstabilized Properties” means all Development Properties until the earlier of, for each Development Property, (i) eighteen (18) months following the date on which such Development Property was completed, or (ii) the first fiscal quarter in which the average occupancy rate for such Development Property (computed on a weighted average basis) in such Development Property is at least 90%, plus (c) the aggregate cost book value (i.e. excluding depreciation) determined in accordance with GAAP of all Recently Acquired Properties owned by Camden Trust, a Consolidated Subsidiary or a Deemed Consolidated Affiliate (as would be shown on Camden Trust’s consolidated balance sheet as though such

Deemed Consolidated Affiliate were a Consolidated Subsidiary).  “Recently Acquired Properties” means all developed Real Estate acquired by Camden Trust, any Consolidated Subsidiary or any Deemed Consolidated Affiliate, until, for each piece of acquired Real Estate, the one-year anniversary of the date of acquisition of such Real Estate, plus (d) the quotient obtained by dividing (i) annualized Consolidated EBITDA (grossed up to include any Deemed Consolidated Affiliate) from completed and stabilized Real Estate, for the immediately preceding fiscal quarter, adjusted to exclude any amount included in Consolidated EBITDA with respect to (1) Real Estate disposed of prior to the date of determination, (2) Unstabilized Properties included under clause (b) above, and (3) Recently Acquired Properties included under clause (c) above, by (ii) a capitalization rate equal to 6.00%, plus (e) the book value determined in accordance with GAAP (all as shown on Camden Trust’s consolidated balance sheet) of (i) all undeveloped Real Estate, (ii) Investments of Camden Trust and its Consolidated Subsidiaries in Unconsolidated Affiliates (but excluding Deemed Consolidated Affiliates), (iii) notes, mortgages and other evidences of indebtedness held by Camden Trust or any Consolidated Subsidiary, and (iv) accounts receivable of Camden Trust and its Consolidated Subsidiaries.

“Gross Asset Value of Unencumbered Properties” means on any date of determination, the sum of the following, without duplication, provided that such values shall be determined and included with respect only to Unencumbered Properties:  (a) the aggregate cost book value (i.e. excluding depreciation) determined in accordance with GAAP of all Unstabilized Properties owned by Camden Trust or a Consolidated Subsidiary owning Unencumbered Property, plus (b) the aggregate cost book value (i.e. excluding depreciation) determined in accordance with GAAP of all Recently Acquired Properties owned by Camden Trust or a Consolidated Subsidiary owning Unencumbered Property, plus (c) the quotient obtained by dividing (i) annualized Unencumbered Adjusted NOI for the immediately preceding fiscal quarter, adjusted to exclude any amount included in Unencumbered Adjusted NOI with respect to (1) Real Estate disposed of prior to the date of determination, (2) Unstabilized Properties included under clause (a) above, and (3) Recently Acquired Properties included under clause (b) above, by (ii) a capitalization rate equal to 6.00%.

“Gross Cash” means the aggregate of all cash and Cash Equivalents of Camden Trust and the Consolidated Subsidiaries, excluding restricted cash (including cash pledged as security) and escrow deposits.

“Ground-Leased Qualifying Properties” means Real Estate in which the interest of Camden Trust or Consolidated Subsidiary is a leasehold interest pursuant to an Eligible Ground Lease.

“Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien).  The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith.  The term “Guarantee” as a verb has a corresponding meaning.

“Guaranty Agreement” means the Guaranty made by Camden Trust in favor of the Administrative Agent and the Lenders.

“Guaranty Proceeds” has the meaning specified in Section 6.15.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Improvements” means all improvements now or at any time hereafter located on any of the Real Estate (or any designated part thereof).

“Indebtedness” means, as to any Person, all indebtedness or liabilities of such Person which, in accordance with GAAP would be included in determining liabilities as shown in the liability section of the balance sheet of such Person, together with all of the following to the extent not included in the balance sheet of such Person:

(a)                                 without duplication, all contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments;

(b)                                 net obligations of such Person under any Swap Contract;

(c)                                  all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business);

(d)                                 capital leases and Synthetic Lease Obligations;

(e)                                  all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interest in such Person or any other Person, valued, in the case of a preferred interest redeemable by the holder, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; and

(f)                                   without duplication, all Guarantees of such Person.

For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person or such Person is a single-purpose limited liability company owning no assets other than a less than 25% interest in the entity in which it is a general partner.  The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date.  The amount of any capital lease or Synthetic Lease Obligation as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Indemnitees” has the meaning specified in Section 10.04(b).

“Information” has the meaning specified in Section 10.07.

“Interest Payment Date” means, (a) as to any Loan other than a Base Rate Loan or LIBOR Daily Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date; provided, however, that if any Interest Period for a Eurodollar Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan or LIBOR Daily Rate Loan, the last Business Day of each month and the Maturity Date.

“Interest Period” means, as to each Eurodollar Rate Loan, the period commencing on the date such Eurodollar Rate Loan is disbursed or (in the case of any Eurodollar Rate Loan) converted to or continued as a Eurodollar Rate Loan and ending on the date one, two, three or six months thereafter, as selected by the Borrower in its Loan Notice or, in the case of Eurodollar Rate Loans, such other period that is twelve months or less requested by the Borrower and consented to by all the Lenders; provided that:

(i)                                     any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless, in the case of a Eurodollar Rate Loan, such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(ii)                                  any Interest Period pertaining to a Eurodollar Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(iii)                               no Interest Period shall extend beyond the Maturity Date.

“Investment” means with respect to any Person, all shares of capital stock, evidences of Indebtedness and other securities issued by any other Person, all loans, advances, or extensions of credit to, or contributions to the capital of, any other Person, all purchases of the securities or business or integral part of the business of any other Person and commitments and binding options to make such purchases, all interests in real property, and all other investments; provided, however, that the term “Investment” shall not include (i) equipment, inventory and other tangible personal property acquired in the ordinary course of business, or (ii) current trade and customer accounts receivable for services rendered in the ordinary course of business and payable in accordance with customary trade terms.  In determining the aggregate amount of Investments outstanding at any particular time: (a) the amount of any investment represented as a guaranty shall be taken at not less than the principal amount of the obligations guaranteed and still outstanding, but without duplication if such Investment is included elsewhere in this definition; (b) there shall be included as an Investment all interest accrued with respect to Indebtedness constituting an Investment unless and until such interest is paid; (c) there shall be deducted in respect of each such Investment any amount received as a return of capital (but only by repurchase, redemption, retirement, repayment, liquidating dividend or liquidating distribution); (d) there shall not be deducted in respect of any Investment any amounts received as earnings on such Investment, whether as dividends, interest or otherwise, except that accrued interest included as provided in the foregoing clause (b) may be deducted when paid; and (e) there shall not be deducted from the aggregate amount of Investment any decrease in the value thereof.

“IP Rights” has the meaning specified in Section 5.18.

“IRS” means the United States Internal Revenue Service.

“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“Legal Requirements” means (a) any and all present and future judicial decisions, laws, regulations, permits, licenses or certificates, of any Governmental Authority in any way applicable to the Borrower, Camden Trust or any Consolidated Subsidiary, (b) the presently or subsequently effective bylaws and articles or certificate of incorporation, partnership agreement and any other form of business association agreement of the Borrower, Camden Trust or any Consolidated Subsidiary, (c) any and all covenants, conditions or restrictions applicable to the Real Estate or the ownership, use or occupancy thereof, and (d) any and all leases or contracts (written or oral) of any nature that relate in any way to any Property or any portion thereof, or to which the Borrower, Camden Trust or any Consolidated Subsidiary may be bound, and in each case which, if violated, would materially and adversely affect (i) the present or potential ownership, use, sale, occupancy or possession of the Property or any material part thereof, by the Borrower, Camden Trust or any Consolidated Subsidiary, or (ii) the financial condition of the Borrower, Camden Trust or any Consolidated Subsidiary.

“Lender” has the meaning specified in the introductory paragraph hereto.

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent , which office may include any Affiliate of such Lender or any domestic or foreign branch of such Lender or such Affiliate. Unless the context otherwise requires each reference to a Lender shall include its applicable Lending Office.

“LIBOR” has the meaning specified in the definition of Eurodollar Rate.

“LIBOR Business Day” means a Business Day which is also a London Banking Day.

“LIBOR Daily Rate” means, for any day, a fluctuating rate of interest per annum equal to LIBOR, or a comparable or successor rate, which rate is approved by Administrative Agent, as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by Administrative Agent from time to time), at or about 11:00 a.m., London time, two (2) LIBOR Business Days prior to such day, for U.S. Dollar deposits with a term of one (1) month commencing that day; provided that (a) to the extent a comparable or successor rate is approved by Administrative Agent in connection herewith, the approved rate will be applied in a manner consistent with market practice; provided, further, that to the extent such market practice is not administratively feasible for Administrative Agent, such approved rate will be applied in a manner as otherwise reasonably determined by Administrative Agent, and (b) if the LIBOR Daily Floating Rate shall be less than zero, such rate will be deemed zero for purposes of this Agreement.

“LIBOR Daily Rate Loan” means a Term Loan that bears interest based on the LIBOR Daily Rate.

“LIBOR Screen Rate” means the LIBOR quote on the applicable screen page the Administrative Agent designates to determine LIBOR (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time).

“LIBOR Successor Rate Conforming Changes” means, with respect to any proposed LIBOR Successor Rate, any conforming changes to the definition of Base Rate, Interest Period, timing and frequency of determining rates and making payments of interest and other administrative matters as may be appropriate, in the reasonable discretion of the Administrative Agent in consultation with the Borrower, to reflect the adoption of such LIBOR Successor Rate and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent reasonably determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such LIBOR Successor Rate exists, in such other manner of administration as the Administrative Agent reasonably determines in consultation with the Borrower).

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).

“Litigation” means any proceeding, claim, suit, action, arbitration, mediation, case or investigation by, before or involving any Governmental Authority.

“Loan” means an extension of credit by a Lender to the Borrower under Article II in the form of a Term Loan.

“Loan Documents” means this Agreement, each Note, and the Guaranty and all other agreements, statements, certificates, documents or instruments evidencing, securing or pertaining to the Loans or the Notes or otherwise executed or delivered from time to time pursuant to or in connection with this Agreement, as the same may be supplemented, modified, amended, renewed, extended, rearranged, restated or replaced from time to time.

“Loan Notice” means a notice of (a) a conversion of Term Loans from one Type to the other, or (b) a continuation of Eurodollar Rate Loans, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A, or such other form as may be approved by the Administrative Agent  (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrower.

“Loan Parties” means, collectively, the Borrower and Camden Trust.

“London Banking Day” means any day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

“Material Acquisition” means any transaction or series of related transactions by which Camden Trust or any Consolidated Subsidiary acquires properties for a purchase price in excess of ten percent (10%) of the Gross Asset Value of Camden Trust.

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, liabilities (actual or contingent), condition (financial or otherwise) or prospects of the Borrower or Camden Trust and its Consolidated Subsidiaries taken as a whole; (b) a material impairment of the ability of the Loan Parties (taken as a whole) to perform their obligations under the Loan Documents; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party.

“Maturity Date” means January 1, 2022, provided, however, that if such date is not a Business Day, the Maturity Date shall be the next preceding Business Day.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“Multiple Employer Plan” means a Plan which has two or more contributing sponsors (including the Borrower or any ERISA Affiliate) at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA.

“Net Cash” means (a) the amount of Gross Cash, if Gross Cash is less than or equal to $35,000,000, or (b) if Gross Cash is greater than $35,000,000, then $35,000,000, plus, if greater than zero dollars ($0.00), an amount equal to (i) Excess Gross Cash, less (ii) Total Consolidated Debt which matures within twenty-four (24) months of the applicable calculation date.

“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (i) requires the approval of all Lenders or all affected Lenders in accordance with the terms of Section 10.01 and (ii) has been approved by the Required Lenders.

“Non-Core Investments” means direct or indirect Investments in undeveloped Real Estate, Development Properties, non-multi-family holdings, stock holdings, Swap Contracts, mortgages, notes and accounts receivables.

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Note” means a promissory note made by the Borrower in favor of a Lender evidencing Loans made by such Lender, substantially in the form of Exhibit D.

“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3.06).

“Partially Owned Qualifying Property” means Real Estate in which Camden Trust or any other Consolidated Subsidiary owns less than 100%, but no less than 66 2/3%, of the legal and beneficial interest in such Real Estate or 66 2/3% of the Voting Interests in the Person which directly owns such Real Estate and Camden Trust or other Consolidated Subsidiaries have the unrestricted right and ability to make all decisions regarding the sale, leasing or other disposition of such Real Estate, the ability to put a Lien on such Real Estate and the ability to obtain any financing secured by, or related to, such Real Estate.

“Participant” has the meaning specified in Section 10.06(d).

“Participant Register” has the meaning specified in Section 10.06(d).

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Act” means the Pension Protection Act of 2006.

“Pension Funding Rules” means the rules of the Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Pension Plans and set forth in, with respect to plan years ending prior to the effective date of the Pension Act, Section 412 of the Code and Section 302 of ERISA, each as in effect prior to the Pension Act and, thereafter, Section 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.

“Pension Plan” means any employee pension benefit plan (including a Multiple Employer Plan or a Multiemployer Plan) that is maintained or is contributed to by the Borrower and any ERISA Affiliate and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code.

“Permitted Liens” means (a) Liens granted to Administrative Agent for the benefit of the Lenders to secure the Obligations, (b) pledges or deposits made to secure payment of worker’s compensation (or to participate in any fund in connection with worker’s compensation insurance), unemployment insurance, pensions or social security programs, (c) encumbrances consisting of zoning restrictions, easements, or other restrictions on the use of real property, provided that such items do not materially impair the use of such property for the purposes intended and none of which is violated in any material respect by existing or proposed structures or land use, (d) Liens for taxes, assessments and governmental charges not yet due and payable or that are being contested in good faith by appropriate proceedings diligently conducted, and for which reserves in accordance with GAAP or otherwise reasonably acceptable to Administrative Agent have been provided, or Liens imposed by mandatory provisions of law such as for materialmen’s, mechanics’, warehousemen’s and other similar Liens arising in the ordinary course of business, securing payment of any liability whose payment is not yet due, (e) Liens on Property where the Borrower, Camden Trust or its Consolidated Subsidiary, as applicable, is insured against such Liens by title insurance, (f) Liens securing assessments or charges payable to a property owner association or similar entity, which assessments are not yet due and payable or that are being contested in good faith by appropriate proceedings diligently conducted, and for which reserves in accordance with GAAP or otherwise reasonably acceptable to Administrative Agent have been provided, (g) Liens securing assessment bonds, so long as the Borrower, Camden Trust or its Consolidated Subsidiary, as applicable, is not in default under the terms thereof, or (h) Liens filed by mechanics and materialmen which have been bonded in accordance with statutory lien bonding procedures or which are being diligently contested in good faith, for which appropriate reserves have been established on the books of the Borrower, Camden Trust or the appropriate Consolidated Subsidiary as required by GAAP.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA (including a Pension Plan), maintained for employees of the Borrower or any ERISA Affiliate or any such Plan to which the Borrower or any ERISA Affiliate is required to contribute on behalf of any of its employees.

“Platform” has the meaning specified in Section 6.02.

“Pricing Change” means that a Lender has either (i) provided notice under Section 3.02 of the required conversion or prepayment of Eurodollar Rate Loans or LIBOR Daily Rate Loans, (ii) determined that an alternative rate of interest for Impacted Loans should apply under Section 3.03, unless such determination is made by Administrative Agent or the Required Lenders, or (iii) made a demand for reimbursement under Section 3.04.

“Property” means, collectively, the Real Estate, the Improvements, and all other real or personal property and assets, and any interests therein, owned at any time by Camden Trust or any of its Consolidated Subsidiaries.

“Public Lender” has the meaning specified in Section 6.02.

“Real Estate” means all real property and Improvements at any time owned or leased (as lessee or sublessee) by Camden Trust or any of its Consolidated Subsidiaries.

“Recently Acquired Properties” has the meaning given to such term in the definition of “Gross Asset Value”.

“Recipient” means the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder.

“Register” has the meaning specified in Section 10.06(c).

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

“Required Lenders” means, at any time, Lenders having Total Credit Exposures representing more than 51% of the Total Credit Exposures of all Lenders or, if the commitment of each Lender to make Loans have been terminated pursuant to Section 8.02, Lenders holding in the aggregate more than 51% of the Total Outstandings.  The Total Credit Exposure of, and Total Outstandings held by, any Defaulting Lender shall be disregarded in determining Required Lenders at any time.

“Responsible Officer” means the chief executive officer, president, chief operating officer, chief financial officer, chief accounting officer, treasurer, assistant treasurer or controller of a Loan Party, and solely for purposes of the delivery of incumbency certificates pursuant to Section 4.01, the secretary or any assistant secretary of a Loan Party or any other officer or employee of the applicable Loan Party designated in or pursuant to an agreement between the applicable Loan Party and the Administrative Agent.  Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other Equity Interest of the Camden Trust or any Consolidated Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such capital stock or other Equity Interest, or on account of any return of capital to the Camden Trust’s stockholders, partners or members (or the equivalent Person thereof).

“S&P” means S&P Global Ratings, a division of S&P Global Inc., and any successor thereto.

“Sanction(s)” means any sanction administered or enforced by the United States Government (including without limitation, OFAC), the United Nations Security Council, the European Union, Her Majesty’s Treasury (“HMT”) or other relevant sanctions authority.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Secured Indebtedness” means Indebtedness of Camden Trust and its Consolidated Subsidiaries that is directly or indirectly secured by a Lien on any Real Estate, including (without duplication) all Guarantees associated with such Indebtedness.

“Secured Indebtedness (Net)” means Secured Indebtedness, less (a) if Gross Cash is less than or equal to $35,000,000, then the amount of zero dollars ($0.00), or (b) if Gross Cash is greater than $35,000,000, an amount equal to the lesser of (i) the amount of Secured Indebtedness which matures within twenty-four (24) months of the applicable calculation date, and (ii) Excess Gross Cash.

“Senior Debt” has the meaning specified in Section 6.15.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person.  Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Borrower.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International

Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Borrowing” means a borrowing consisting of simultaneous Term Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the Lenders pursuant to Section 2.01.

“Term Loan” means (a) on the Closing Date, the Aggregate Commitments, and (b) thereafter, the outstanding principal amount of the Term Loan.

“Threshold Amount” means $50,000,000.00.

“Total Consolidated Debt” at any time of determination, without duplication, means the sum of (a) consolidated Indebtedness of Camden Trust and its Consolidated Subsidiaries (including any then Deemed Consolidated Affiliates) which would be reflected on the consolidated balance sheet of Camden Trust prepared in accordance with GAAP if such balance sheet were prepared as of such date of determination, plus (b) the unfunded obligations of Camden Trust or any Consolidated Subsidiary (including any then Deemed Consolidated Affiliates) under outstanding letters of credit, plus (c) the amount of any Guarantee of Camden Trust or any Consolidated Subsidiary (including any then Deemed Consolidated Affiliates) that are reasonably quantifiable by Camden Trust (as confirmed by Administrative Agent) and which do not duplicate any amounts otherwise included under this definition of Total Consolidated Debt or the definition of Gross Asset Value.

“Total Consolidated Debt (Net)” means Total Consolidated Debt, less (a) if Gross Cash is less than or equal to $35,000,000, then the amount of zero dollars ($0.00), or (b) if Gross Cash is greater than $35,000,000, an amount equal to the lesser of (i) the amount of Total Consolidated Debt which matures within twenty-four (24) months of the applicable calculation date, and (ii) Excess Gross Cash.

“Total Credit Exposure” means, as to any Lender at any time, the outstanding Commitments of Lenders at such time.

“Total Outstandings” means the aggregate outstanding principal amount of the Term Loans taking into account all prepayments or repayments of Term Loans occurring prior to such date.

“Total Unsecured Debt” means Total Consolidated Debt, which includes, without limitation, the aggregate outstanding principal balance of the Notes, but which excludes all Secured Indebtedness.

“Total Unsecured Debt (Net)” means Total Unsecured Debt, less (a) if Gross Cash is less than or equal to $35,000,000, then the amount of zero dollars ($0.00), or (b) if Gross Cash is greater than $35,000,000, an amount equal to the lesser of (i) the amount of Total Unsecured Debt which matures within twenty-four (24) months of the applicable calculation date, and (ii) Excess Gross Cash.

“Trade Payables” means (i) unsecured trade payables incurred in the ordinary course of business which are required to be paid within ninety (90) days of the date incurred, and (ii) with respect to Development Properties, payments which become due in the ordinary course of business under architectural, engineering, development, construction and similar contracts.

“Type” means its character as a Base Rate Loan, LIBOR Daily Rate Loan or a Eurodollar Rate Loan.

“Unconsolidated Affiliate” means any Person in which Camden Trust owns, directly or indirectly, an Investment, other than its Consolidated Subsidiaries.

“Unencumbered Adjusted NOI” means for any period the aggregate net operating income from Unencumbered Properties during such period (as calculated by Borrower in a manner reasonably acceptable to Administrative Agent), as adjusted (a) for any non-recurring items during such period, (b) for any property acquisitions and dispositions during such period, (c) for property supervision expenses, and (d) for a capital improvement reserve for the Unencumbered Properties for such period in the amount of $200 per year multiplied by the weighted average of the number of apartment units in all of the Unencumbered Properties for the applicable period.  The Unencumbered Adjusted NOI generated by Ground Leased Qualifying Properties and Partially Owned Qualifying Properties, in each case, shall not represent more than ten percent (10%) of the Unencumbered Adjusted NOI.

“Unencumbered Property” and “Unencumbered Properties” means the Ground-Leased Qualifying Properties, the Partially-Owned Qualifying Properties, and other Real Estate that is owned one hundred percent (100%) in fee simple by Camden Trust or another Consolidated Subsidiary, and which in each case satisfies all of the following conditions:

(a)                                 each Unencumbered Property shall be free and clear of all Liens other than Permitted Liens;

(b)                                 no Unencumbered Property shall have any material environmental, structural, title, survey or other defects that would give rise to a materially adverse effect as to the value, use of, or ability to develop, lease, sell or refinance such property;

(c)                                  each Unencumbered Property shall consist solely of Real Estate located in the United States (i) that is a Development Property, or (ii) is fully operational as a multi-family residential apartment community (specifically excluding, without limitation, assisted living facilities, low income housing and any federally subsidized housing facility) and with respect to which all necessary valid certificates of occupancy for all improvements thereon have been issued and are in full force and effect; and

(d)                                 is owned by a Consolidated Subsidiary that does not have any Indebtedness other than Permitted Liens and Trade Payables.

“United States” and “U.S.” mean the United States of America.

“Unstabilized Properties” has the meaning given to such term in the definition of “Gross Asset Value”.

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning specified in Section 3.01(e)(ii)(B)(3).

“Voting Interests” means Equity Interests, of any class or classes (however designated) the holders of which are at the time entitled, as such holders, (a) to vote for the election of a majority of the directors (or persons performing similar functions) of the corporation, association, partnership, limited liability company, trust or other business entity involved, or (b) to control, manage, or conduct the business of the corporation, partnership, limited liability company, association, trust or other business entity involved.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

1.02                        Other Interpretive Provisions.  With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a)                                 The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.”  The word “will” shall be construed to have the same meaning and effect as the word “shall.”  Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “hereto,” “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(b)                                 In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(c)                                  Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

1.03                        Accounting Terms.

(a)                                 Generally.  All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of the Borrower and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded.

(b)                                 Special Treatment of Certain Unconsolidated Affiliates.  Camden Trust’s Investments in Unconsolidated Affiliates shall be accounted for chronologically in time based on the date of Camden Trust’s investment therein, to the point where the total amount thereof (as shown on Camden Trust’s balance sheet prepared in accordance with GAAP) would exceed the lesser of (x) ten percent (10.00%) of Gross Asset Value or (y) $600,000,000.00 (the “Investment Accounting Threshold”).  The Investment which causes such Investments to exceed, in the aggregate, the Investment Accounting Threshold, and all subsequent such Investments, shall be referred to herein as “Deemed Consolidated Affiliates”.  In the event that (i) Camden Trust divests itself of an Investment in an Unconsolidated Affiliate (or a portion thereof) or increases its Investment in an Unconsolidated Affiliate (or the consideration value thereof changes for any reason), (ii) the Investment Accounting Threshold changes (such as by virtue of a change in Gross Asset Value), or (iii) for any other reason the designation of Investments as Deemed Consolidated Affiliates would be changed by a chronological accounting, then such chronological accounting shall be calculated and a new determination of Deemed Consolidated Affiliates obtained.  Assets of any Deemed Consolidated Affiliate shall be reported and valued for purposes of Gross Asset Value as more particularly set forth in the definition thereof, and Indebtedness of any Deemed Consolidated Affiliate shall be deemed to be Indebtedness of Camden Trust and its Consolidated Subsidiaries.

(c)                                  Changes in GAAP.  If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

1.04                        Rounding.  Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

1.05                        Times of Day; Rates.  Unless otherwise specified, all references herein to times of day shall be references to Central time (daylight or standard, as applicable).  The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to the administration, submission or any other matter related to the rates in the definition of “Eurodollar Rate” or “LIBOR Daily Rate” or with respect to any comparable or successor rate thereto, other than liability arising from the gross negligence or willful misconduct of Administrative Agent in the administration of the Eurodollar Rate or LIBOR Daily Rate.

1.06                        Intentionally Omitted.

ARTICLE II.  THE COMMITMENTS AND CREDIT EXTENSIONS

2.01                        Term Loans.  Subject to the terms and conditions set forth herein, on or before October 1, 2018, upon satisfaction of the conditions contained in Section 4.02 below, each Lender severally agrees to make a single loan to the Borrower in an aggregate amount equal to such Lender’s Commitment of the Term Loan.  Amounts borrowed under this Section 2.01 and repaid or prepaid may not be reborrowed.  Term Loans may be Base Rate Loans, LIBOR Daily Rate Loans or Eurodollar Rate Loans as further provided herein.

2.02                        Borrowings, Conversions and Continuations of Term Loans.

(a)                                 Borrower’s Election.  Each Term Borrowing, each conversion of Term Loans from one Type to the other, and each continuation of Eurodollar Rate Loans shall be made upon the Borrower’s irrevocable notice to the Administrative Agent, which may be given by (A) telephone, or (B) a Loan Notice; provided that any telephonic notice must be confirmed immediately by delivery to the Administrative Agent of a Loan Notice.  Each such Loan Notice must be received by the Administrative Agent not later than 11:00 a.m. (i) three Business Days prior to the requested date of any Term Borrowing of, conversion to or continuation of Eurodollar Rate Loans or of any conversion of Eurodollar Rate Loans to LIBOR Daily Rate Loans or Base Rate Loans, and (ii) on the requested date of any Term Borrowing of or conversion to LIBOR Daily Rate Loans or Base Rate Loans (other than any conversion of Eurodollar Rate Loans to LIBOR Daily Rate Loans or to Base Rate Loans) or of Base Rate Loans.  Each Term Borrowing of, conversion to or continuation of Eurodollar Rate Loans or LIBOR Daily Rate Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof.  Except as provided in Sections 2.04(c) and 2.05(c), each Term Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $100,000 in excess thereof.  Each Loan Notice shall specify (i) whether the Borrower is requesting a Term Borrowing, a conversion of Term Loans from one Type to the other, or a continuation of Eurodollar Rate Loans, (ii) the requested date of the Term Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Term Loans to be borrowed, converted or continued, (iv) the Type of Term Loans to be borrowed or to which existing Term Loans are to be converted, and (v) if applicable, the duration of the Interest Period with respect thereto.  If the Borrower fails to specify a Type of Term Loan in a Loan Notice or if the Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Term Loans shall be made as, or converted to, LIBOR Daily Rate Loans.  Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Rate Loans.  If the Borrower requests a Borrowing of, conversion to, or continuation of Eurodollar Rate Loans in any such Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.

(b)                                 Funding by Lenders.  Following receipt of a Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount of its Applicable Percentage of the applicable Term Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to LIBOR Daily Rate Loans described in the preceding subsection.  In the case of a

Term Borrowing, each Lender shall make the amount of its Term Loan available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 1:00 p.m. on the Business Day specified in the applicable Loan Notice.  The Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrower on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower.

(c)                                  Conversion or Continuation.  Except as otherwise provided herein, a Eurodollar Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurodollar Rate Loan.  During the existence of a Default, no Loans may be requested as, converted to or continued as Eurodollar Rate Loans without the consent of the Required Lenders.

(d)                                 Notice of Interest Rate.  The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for Eurodollar Rate Loans upon determination of such interest rate.  At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Borrower and the Lenders of any change in Bank of America’s prime rate used in determining the Base Rate promptly following the public announcement of such change.

(e)                                  Number of Interest Periods.  After giving effect to all Term Borrowings, all conversions of Term Loans from one Type to the other, and all continuations of Term Loans as the same Type, there shall not be more than ten Interest Periods in effect with respect to Term Loans.

(f)                                   Cashless Settlement Mechanisms.  Notwithstanding anything to the contrary in this Agreement, any Lender may exchange, continue or rollover all of the portion of its Loans in connection with any refinancing, extension, loan modification or similar transaction permitted by the terms of this Agreement, pursuant to a cashless settlement mechanism approved by the Borrower, the Administrative Agent, and such Lender.

2.03                        Intentionally Omitted.

2.04                        Intentionally Omitted.

2.05                        Intentionally Omitted.

2.06                        Prepayments.  The Borrower may, upon notice to the Administrative Agent, at any time or from time to time voluntarily prepay Term Loans in whole or in part without premium or penalty; provided that (i) such notice must be in a form reasonably acceptable to Administrative Agent and be received by the Administrative Agent not later than 10:00 a.m. (A) three Business Days prior to any date of prepayment of Eurodollar Rate Loans and (B) on the date of prepayment of Base Rate Loans or LIBOR Daily Rate Loans; (ii) any prepayment of Eurodollar Rate Loans or LIBOR Daily Rate Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof; and (iii) any prepayment of Base Rate

Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding.  Each such notice shall specify the date and amount of such prepayment and the Type(s) of Term Loans to be prepaid and, if Eurodollar Rate Loans are to be prepaid, the Interest Period(s) of such Loans.  The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s Applicable Percentage of such prepayment.  If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.  Any prepayment of a Eurodollar Rate Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05, if Administrative Agent has then provided written notice to Borrower delineating such additional amounts (failing in which such additional amounts shall be due and payable one Business Day following receipt by Borrower of a notice setting forth such amounts).  Subject to Section 2.18, each such prepayment shall be applied to the Term Loans of the Lenders in accordance with their respective Applicable Percentages.

2.07                        Intentionally Omitted.

2.08                        Repayment of Loans.  The Borrower shall repay to the Lenders on the Maturity Date the aggregate principal amount of Term Loans outstanding on such date.

2.09                        Interest.

(a)                                 Subject to the provisions of subsection (b) below, (i) each Eurodollar Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurodollar Rate for such Interest Period plus the Applicable Rate (set forth in the Eurodollar Rate column in “Applicable Rate”); (ii) each LIBOR Daily Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the LIBOR Daily Rate plus the Applicable Rate (set forth in the LIBOR Daily column in “Applicable Rate”); and (iii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate (set forth in the Base Rate column in “Applicable Rate”).

(b)                                 (i)                                     If any amount of principal of any Loan is not paid when due (including any applicable grace periods except if the date due is the stated maturity), whether at stated maturity, by acceleration or otherwise, then upon Administrative Agent’s request, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(ii)                              If any amount (other than principal of any Loan) payable by the Borrower under any Loan Document is not paid when due (including any applicable grace periods except if the date due is the stated maturity), whether at stated maturity, by acceleration or otherwise, then upon Administrative Agent’s request, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(iii)                           Upon the request of the Required Lenders, while any Event of Default exists, the Borrower shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(iv)                          Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(c)                                  Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein.  Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

2.10                        Intentionally Omitted.

2.11                        Computation of Interest and Fees; Retroactive Adjustments of Applicable Rate.  All computations of interest for Base Rate Loans (including Base Rate Loans determined by reference to the Eurodollar Rate) shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed.  All other computations of interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more interest being paid than if computed on the basis of a 365-day year).  Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.13(a), bear interest for one day.  All fees shall be made on the basis of a year of 365 or 366 days, as the case may be and actual days elapsed.  Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

2.12                        Evidence of Debt.  The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business.  The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrower and the interest and payments thereon.  Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations.  In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.  Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender’s Loans in addition to such accounts or records.  Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

2.13                        Payments Generally; Administrative Agent’s Clawback.

(a)                                 General.  All payments to be made by the Borrower shall be made free and clear of and without condition or deduction for any counterclaim, defense, recoupment or setoff.  Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in immediately available funds not later than 1:00 p.m. on the date specified herein.  The Administrative Agent will promptly distribute to each Lender its Applicable Percentage (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office.  All payments received by the Administrative Agent after 1:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.  If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

(b)                                 (i)  Funding by Lenders; Presumption by Administrative Agent.  Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Term Borrowing of Eurodollar Rate Loans or LIBOR Daily Rate Loans (or, in the case of any Term Borrowing of Base Rate Loans, prior to 11:00 a.m. on the date of such Term Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Term Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 (or, in the case of a Term Borrowing of Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount.  In such event, if a Lender has not in fact made its share of the applicable Term Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by the Borrower, the interest rate applicable to such Term Borrowing.  If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period.  If such Lender pays its share of the applicable Term Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Term Loan included in such Term Borrowing.  Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(ii)                              Payments by Borrower; Presumptions by Administrative Agent.  Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due.  In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.

(c)                                  Failure to Satisfy Conditions Precedent.  If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(d)                                 Obligations of Lenders Several.  The obligations of the Lenders hereunder to make Term Loans and to make payments pursuant to Section 10.04(c) are several and not joint.  The failure of any Lender to make any Term Loan, to fund any such participation or to make any payment under Section 10.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Term Loan, to purchase its participation or to make its payment under Section 10.04(c).

(e)                                  Funding Source.  Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

2.14                        Sharing of Payments by Lenders.  If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Term Loans made by it resulting in such Lender’s receiving payment of a proportion of the aggregate amount of such Term Loans and accrued interest thereon greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Term Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Term Loans and other amounts owing them, provided that:

(i)                                 if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii)                              the provisions of this Section shall not be construed to apply to (y) any payment made by or on behalf of the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), or (z) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Term Loans to any assignee or participant, other than an assignment to Camden Trust or any Consolidated Subsidiary thereof (as to which the provisions of this Section shall apply).

Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation.

2.15                        Intentionally Omitted.

2.16                        Intentionally Omitted.

2.17                        Intentionally Omitted.

2.18                        Defaulting Lenders.

(a)                                 Adjustments.  Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

(i)                                 Waivers and Amendments.  Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of “Required Lenders” and Section 10.01.

(ii)                              Defaulting Lender Waterfall.  Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 10.08 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; third, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement; fourth, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; fifth, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if such payment is a payment of the principal amount of any Loans in respect of which such Defaulting Lender has not fully funded its appropriate share, such payment shall be applied solely to pay the Loans of all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of such Defaulting Lender until such time as all Loans are held by the Lenders pro rata in accordance with the Commitments hereunder.  Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii)                           Intentionally Omitted.

(iv)                          Intentionally Omitted.

(v)                             Intentionally Omitted.

(b)                                 Defaulting Lender Cure.  If the Borrower and the Administrative Agent agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Term Loans to be held on a pro rata basis by the Lenders in accordance with their Applicable Percentages, whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

2.19                        Preferential Terms.

(a)                                 In the event the Existing Credit Agreement or any of the Loan Documents (as therein defined) are amended, modified, recast or refinanced after the Closing Date, and the effect thereof is to (x) remove any representation, warranty, covenant and/or definition therefrom, (y) amend or modify any representation, warranty, covenant and/or definition contained therein, or (z) incorporate any new or additional representation, warranty, covenant and/or definition therein (“Modified Terms”), then:  (i) Borrower shall promptly notify Administrative Agent thereof with a copy of the relevant facility documents and/or amendment or modification documents containing such Modified Terms, (ii) Borrower and/or Camden Trust, as applicable, shall comply with such Modified Terms for the benefit of Administrative Agent and the Lenders hereunder as though such Modified Terms were set forth herein in their entirety, (iii) in the case of any Modified Terms are new or amended financial covenants of Camden Trust, Camden Trust shall thereafter incorporate such financial covenants (and the calculations thereof) into its Compliance Certificate(s) to be delivered hereunder and (iv) Borrower, Guarantor, Administrative Agent and each Lender shall promptly execute such amendments or modifications to this Agreement and the other Loan Documents as may be reasonably necessary, in the reasonable opinion of counsel to Administrative Agent, to incorporate such Modified Terms into this Agreement and the other Loan Documents.

(b)                                 Neither Borrower nor Camden Trust shall cause or permit the indebtedness evidenced or governed by the Existing Credit Agreement or any of the Loan Documents (as therein defined) to be secured by a lien, security interest or other credit enhancement of any kind or nature (“Liens and Credit Enhancements”) unless contemporaneously therewith, Borrower and Camden Trust shall cause the Obligations to be secured and/or credit enhanced by identical Liens and Credit Enhancements, equally, ratably and on a pari passu basis with the indebtedness evidenced or governed by the Existing Credit Agreement or any of the Loan Documents (as therein defined), all pursuant to documentation (including intercreditor agreement(s)) in form and substance satisfactory to the Administrative Agent.

ARTICLE III.  TAXES, YIELD PROTECTION AND ILLEGALITY

3.01                        Taxes.

(a)                                 Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes.

(i)                                 Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable Laws.  If any applicable Laws (as determined in the good faith discretion of the Administrative Agent) require the deduction or withholding of any Tax from any such payment by the Administrative Agent or a Loan Party, then the Administrative Agent or such Loan Party shall be entitled to make such deduction or withholding, upon the basis of the information and documentation to be delivered pursuant to subsection (e) below.

(ii)                              If any Loan Party or the Administrative Agent shall be required by the Code to withhold or deduct any Taxes, including both United States Federal backup withholding and withholding taxes, from any payment, then (A) the Administrative Agent shall withhold or make such deductions as are determined by the Administrative Agent to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) the Administrative Agent shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with the Code, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Loan

Party shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(iii)                           If any Loan Party or the Administrative Agent shall be required by any applicable Laws other than the Code to withhold or deduct any Taxes from any payment, then (A) such Loan Party or the Administrative Agent, as required by such Laws, shall withhold or make such deductions as are determined by it to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) such Loan Party or the Administrative Agent, to the extent required by such Laws, shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with such Laws, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Loan Party shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(b)                                 Payment of Other Taxes by the Borrower.  Without limiting the provisions of subsection (a) above, the Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(c)                                  Tax Indemnifications.

(i)                                 Subject to Borrower’s right to contest the validity of same, the BORROWER SHALL, AND DOES HEREBY, INDEMNIFY EACH RECIPIENT, AND SHALL MAKE PAYMENT IN RESPECT THEREOF WITHIN 10 DAYS AFTER DEMAND THEREFOR, FOR THE FULL AMOUNT OF ANY INDEMNIFIED TAXES (INCLUDING INDEMNIFIED TAXES IMPOSED OR ASSERTED ON OR ATTRIBUTABLE TO AMOUNTS PAYABLE UNDER THIS SECTION 3.01) PAYABLE OR PAID BY SUCH RECIPIENT OR REQUIRED TO BE WITHHELD OR DEDUCTED FROM A PAYMENT TO SUCH RECIPIENT, AND ANY PENALTIES, INTEREST AND REASONABLE EXPENSES ARISING THEREFROM OR WITH RESPECT THERETO, WHETHER OR NOT SUCH INDEMNIFIED TAXES WERE CORRECTLY OR LEGALLY IMPOSED OR ASSERTED BY THE RELEVANT GOVERNMENTAL AUTHORITY.  A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.  THE BORROWER SHALL, AND DOES HEREBY, INDEMNIFY THE ADMINISTRATIVE AGENT, AND SHALL MAKE PAYMENT IN RESPECT THEREOF WITHIN 10 DAYS AFTER DEMAND THEREFOR, FOR ANY AMOUNT WHICH A LENDER FOR ANY REASON FAILS TO PAY INDEFEASIBLY TO THE ADMINISTRATIVE AGENT AS REQUIRED PURSUANT TO SECTION 3.01(C)(ii) BELOW.

(ii)                              EACH LENDER SHALL, AND DOES HEREBY, SEVERALLY INDEMNIFY, AND SHALL MAKE PAYMENT IN RESPECT THEREOF WITHIN 10 DAYS AFTER DEMAND THEREFOR, (X) THE ADMINISTRATIVE AGENT AGAINST ANY INDEMNIFIED TAXES ATTRIBUTABLE TO SUCH LENDER (BUT ONLY TO THE EXTENT THAT THE BORROWER HAS NOT ALREADY INDEMNIFIED THE ADMINISTRATIVE AGENT FOR SUCH INDEMNIFIED TAXES AND WITHOUT LIMITING THE OBLIGATION OF THE BORROWER TO DO SO), (Y) THE ADMINISTRATIVE AGENT AND THE BORROWER, AS APPLICABLE, AGAINST ANY TAXES ATTRIBUTABLE TO SUCH LENDER’S FAILURE TO COMPLY WITH THE PROVISIONS OF SECTION 10.06(D) RELATING TO THE MAINTENANCE OF A PARTICIPANT REGISTER AND (Z) THE ADMINISTRATIVE AGENT AND THE BORROWER, AS APPLICABLE, AGAINST ANY EXCLUDED TAXES ATTRIBUTABLE TO SUCH LENDER THAT ARE PAYABLE OR PAID BY THE ADMINISTRATIVE AGENT OR THE BORROWER IN CONNECTION WITH ANY LOAN DOCUMENT, AND ANY REASONABLE EXPENSES ARISING THEREFROM OR WITH RESPECT THERETO, WHETHER OR NOT SUCH TAXES WERE CORRECTLY OR LEGALLY IMPOSED OR ASSERTED BY THE RELEVANT GOVERNMENTAL AUTHORITY.  A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error.  EACH LENDER HEREBY AUTHORIZES THE ADMINISTRATIVE AGENT TO SET OFF AND APPLY ANY AND ALL AMOUNTS AT ANY TIME OWING TO SUCH LENDER UNDER THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST ANY AMOUNT DUE TO THE ADMINISTRATIVE AGENT UNDER THIS CLAUSE (ii).

(d)                                 Evidence of Payments.  Upon request by the Borrower or the Administrative Agent, as the case may be, after any payment of Taxes by the Borrower or by the Administrative Agent to a Governmental Authority as provided in this Section 3.01, the Borrower shall deliver to the Administrative Agent or the Administrative Agent shall deliver to the Borrower, as the case may be, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Laws to report such payment or other evidence of such payment reasonably satisfactory to the Borrower or the Administrative Agent, as the case may be.

(e)                                  Status of Lenders; Tax Documentation.

(i)                                 Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.  Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 3.01(e)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender, but in such instance Administrative Agent and Borrower shall be entitled to deduct or withhold such withholding Tax.

(ii)                              Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person,

(A)                               any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed  copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B)                               any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(1)                                 in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed  copies of IRS Form W-8BENE (or W-8BEN, as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BENE (or W-8BEN, as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2)                                 executed copies of IRS Form W-8ECI;

(3)                                 in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit J-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed  copies of IRS Form W-8BENE (or W-8BEN, as applicable); or

(4)                                 to the extent a Foreign Lender is not the beneficial owner, executed  copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BENE (or W-8BEN, as applicable), a U.S. Tax Compliance Certificate substantially in the form of Exhibit J-2 or Exhibit J-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit J-4 on behalf of each such direct and indirect partner;

(C)                               any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed  copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D)                               if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.  Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(iii)                           Each Lender agrees that if any form or certification it previously delivered pursuant to this Section 3.01 expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(iv)                          For purposes of determining withholding Taxes imposed under FATCA, from and after the effective date of this Agreement, the Borrower and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) the Obligations as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).

(f)                                   Treatment of Certain Refunds.  Unless required by applicable Laws, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender, or have any obligation to pay to any Lender, any refund of Taxes withheld or deducted from funds paid for the account of such Lender.  If any Recipient determines, that it has received a refund of any Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 3.01, it shall pay to the Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 3.01 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) incurred by such Recipient, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Borrower, upon the request of the Recipient, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Recipient in the event the Recipient is required to repay such refund to such Governmental Authority.  Notwithstanding anything to the contrary in this subsection, in no event will the applicable Recipient be required to pay any amount to the Borrower pursuant to this subsection the payment of which would place the Recipient in a less favorable net after-Tax position than such Recipient would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid.  This subsection shall not be construed to require any Recipient to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrower or any other Person.

(g)                                  Survival.  Each party’s obligations under this Section 3.01 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations.

3.02                                               Illegality.  If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its Lending Office to perform any of its obligations hereunder or make, maintain or fund or charge interest with respect to any Credit Extension or to determine or charge interest rates based upon the Eurodollar Rate or the LIBOR Daily Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, (i) any obligation of such Lender  to issue, make, maintain, fund or charge interest with respect to any such Credit Extension or continue Eurodollar Rate Loans or LIBOR Daily Rate Loans or to convert Base Rate Loans to Eurodollar Rate Loans or LIBOR Daily Rate Loans shall be suspended, and (ii) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Eurodollar Rate component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurodollar Rate component of the Base Rate, in each case until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist.  Upon receipt of such notice, (x) the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Eurodollar Rate Loans and LIBOR Daily Rate Loans of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurodollar Rate component of the Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Rate Loans or LIBOR Daily Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Rate Loans or LIBOR Daily Rate Loans, as applicable, and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the Eurodollar Rate or the LIBOR Daily Rate, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the Eurodollar Rate component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal  for such Lender to determine or charge interest rates based upon the Eurodollar Rate or LIBOR Daily Rate.  Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted.

3.03                                               Inability to Determine Rates.  If in connection with any request for a Eurodollar Rate Loan or LIBOR Daily Rate Loan or a conversion to or continuation thereof,  (a)  the Administrative Agent reasonably determines that (i) Dollar deposits are not being offered to banks in the London interbank market for the applicable amount and Interest Period of such Eurodollar Rate Loan, or (ii) adequate and reasonable means do not exist for determining the LIBOR Daily Rate or Eurodollar Rate for any requested Interest Period with respect to a proposed LIBOR Daily Rate or Eurodollar Rate Loan, respectively, or in connection with an existing or proposed Base Rate Loan (in each case with respect to clause (a)(i) above, “Impacted Loans”), or (b) the Administrative Agent or Required Lenders determine that for any reason the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan or the LIBOR Daily Rate with respect to a proposed LIBOR Daily Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Eurodollar Rate Loan or LIBOR Daily Rate Loan, the Administrative Agent will promptly so notify the Borrower and each Lender.  Thereafter, (x) the obligation of the Lenders to make or maintain Eurodollar Rate Loans or LIBOR Daily Rate Loans shall be suspended, (to the extent of the affected Eurodollar Rate Loans, LIBOR Daily Rate Loans or Interest Periods), and (y) in the event of a determination described in the preceding sentence with respect to the Eurodollar Rate component of the Base Rate, the utilization of the Eurodollar Rate component in determining the Base Rate shall be suspended, in each case until the Administrative Agent upon the instruction of the Required Lenders revokes such notice.  Upon receipt of such notice, the Borrower may revoke any pending request for a Term Borrowing of, conversion to or continuation of Eurodollar Rate Loans (to the extent of the affected Eurodollar Rate Loans or Interest Periods) or LIBOR Daily Rate Loans or, failing that, will be deemed to have converted such request into a request for a Term Borrowing of Base Rate Loans in the amount specified therein.

Notwithstanding the foregoing, if the Administrative Agent has made the determination described in clause (a)(i) of this section, the Administrative Agent, in consultation with the Borrower and the affected Lenders, may establish an alternative interest rate for the Impacted Loans,  in which case, such alternative rate of interest shall apply with respect to the Impacted Loans until (1) the Administrative Agent revokes the notice delivered with respect to the Impacted Loans under clause (a) of the first sentence of this section, (2) the Administrative Agent or the Required Lenders notify the Administrative Agent and the Borrower that such alternative interest rate does not adequately and fairly reflect the cost to such Lenders of funding the Impacted Loans, or (3) any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for such Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to such alternative rate of interest or to determine or charge interest rates based upon such rate or any Governmental Authority has imposed material restrictions on the authority of such Lender to do any of the foregoing and provides the Administrative Agent and the Borrower written notice thereof.

3.04                        Increased Costs; Reserves on Eurodollar Rate Loans and LIBOR Daily Rate Loans.

(a)                                 Increased Costs Generally.  If any Change in Law shall:

(i)                                     impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement contemplated by Section 3.04(e));

(ii)                                  subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii)                               impose on any Lender or the London interbank market any other condition, cost or expense affecting this Agreement or Eurodollar Rate Loans or LIBOR Daily Rate Loans made by such Lender or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making, converting to, continuing or maintaining any Loan (or of maintaining its obligation to make any such Loan), or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or any other amount) then, upon request of such Lender, the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

(b)                                 Capital Requirements.  If any Lender determines that any Change in Law affecting such Lender or any Lending Office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(c)                                  Certificates for Reimbursement.  A certificate of a Lender setting forth the basis for determination of the compensation, the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the Borrower shall be conclusive absent manifest error.  The Borrower shall pay such Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof.

(d)                                 Delay in Requests.  Failure or delay on the part of any Lender to demand compensation pursuant to the foregoing provisions of this Section 3.04 shall not constitute a waiver of such Lender’s right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than six months prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof).

(e)                                  Reserves on Eurodollar Rate Loans or LIBOR Daily Rate Loans.  The Borrower shall pay to each Lender, as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as “Eurocurrency liabilities”), additional interest on the unpaid principal amount of each Eurodollar Rate Loan and each LIBOR Daily Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which shall be due and payable on each date on which interest is payable on such Loan, provided the Borrower shall have received at least 10 days’ prior notice (with a copy to the Administrative Agent) of such additional interest from such Lender.  If a Lender fails to give notice 10 days prior to the relevant Interest Payment Date, such additional interest shall be due and payable 10 days from receipt of such notice.

3.05                        Compensation for Losses.  Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any actual loss, cost or expense incurred by it as a result of:

(a)                                 any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan or LIBOR Daily Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

(b)                                 any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrower; or

(c)                                  any assignment of a Eurodollar Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to Section 10.13;

including any loss of anticipated profits and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained.  The Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurodollar Rate Loan or LIBOR Daily Rate Loan made by it at the Eurodollar Rate or LIBOR Daily Rate, respectively, for such Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan or LIBOR Daily Rate Loan was in fact so funded.

3.06                        Mitigation Obligations; Replacement of Lenders.

(a)                                 Designation of a Different Lending Office.  Each Lender may make any Credit Extension to the Borrower through any Lending Office, provided that the exercise of this option shall not affect the obligation of the Borrower to repay the Credit Extension in accordance with the terms of this Agreement or increase the cost to Borrower of obtaining such Credit Extension. If any Lender requests compensation under Section 3.04, or requires the Borrower to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then at the request of the Borrower such Lender shall, as applicable, use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender.  The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)                                 Replacement of Lenders.  If any Lender requests compensation under Section 3.04, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01 and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 3.06(a), the Borrower may replace such Lender in accordance with Section 10.13.

3.07                        Successor LIBOR Provisions.

(a)                                 Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Borrower or Required Lenders notify the Administrative Agent (with, in the case of the Required Lenders, a copy to Borrower) that the Borrower or Required Lenders (as applicable) have determined, that:

(i)                                     adequate and reasonable means do not exist for ascertaining LIBOR for any requested Interest Period, including, without limitation, because the LIBOR Screen Rate is not available or published on a current basis and such circumstances are unlikely to be temporary, or

(ii)                                  the administrator of the LIBOR Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which LIBOR or the LIBOR Screen Rate shall no longer be made available, or used for determining the interest rate of loans (such specific date, the “Scheduled Unavailability Date”), or

(iii)                               syndicated loans currently being executed, or that include language similar to that contained in this Section, are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace LIBOR, then, reasonably promptly after such determination by the Administrative Agent or receipt by the Administrative Agent of such notice , as applicable,  the Administrative Agent and the Borrower may amend this Agreement to replace LIBOR with an alternate benchmark rate (including any mathematical or other adjustments to the benchmark (if any) incorporated therein) mutually agreeable to the Administrative Agent and the Borrower (any such proposed rate, a “LIBOR Successor Rate”), together with any proposed LIBOR Successor Rate Conforming Changes and any such amendment shall become effective at 5:00 p.m. (New York time) on the fifth Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the Borrower unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders do not accept such amendment.

(b)                                 If no LIBOR Successor Rate has been determined and the circumstances under clause (i) above exist or the Scheduled Unavailability Date has occurred (as applicable), the Administrative Agent will promptly so notify the Borrower and each Lender.  Thereafter, (x) the obligation of the Lenders to make or maintain Eurodollar Rate Loans or LIBOR Daily Rate Loans shall be suspended, (to the extent of the affected LIBOR Daily Rate Loans, Eurodollar Rate Loans or Interest Periods), and (y) the Eurodollar Rate component shall no longer be utilized in determining the Base Rate.  Upon receipt of such notice, the Borrower may revoke any pending request for a Term Borrowing of, conversion to or continuation of Eurodollar Rate Loans or LIBOR Daily Rate Loans (to the extent of the affected Eurodollar Rate Loans, LIBOR Daily Rate Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Term Borrowing of Base Rate Loans (subject to the foregoing clause (y)) in the amount specified therein.

(c)                                  Notwithstanding anything else herein, any definition of LIBOR Successor Rate shall provide that in no event shall such LIBOR Successor Rate be less than zero for purposes of this Agreement.

3.08                        Survival.  All of the Borrower’s obligations under this Article III shall survive termination of the Aggregate Commitments, repayment of all other Obligations hereunder, and resignation of the Administrative Agent.

ARTICLE IV.  CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

4.01                        Conditions to Effectiveness.  The effectiveness of this Agreement is subject to satisfaction of the following conditions precedent:

(a)                                 The Administrative Agent’s receipt of the following, each of which shall be originals or telecopies (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance satisfactory to the Administrative Agent and each of the Lenders:

(i)                                     executed counterparts of this Agreement sufficient in number for distribution to the Administrative Agent, each Lender and the Borrower;

(ii)                                  a Note executed by the Borrower in favor of each Lender requesting a Note;

(iii)                               such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party;

(iv)                              such documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and that each of the Borrower, Camden Trust and each Consolidated Subsidiary is validly existing, in good standing and qualified to engage in business in each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect;

(v)                                 a favorable opinion of Winstead PC or other attorney reasonably acceptable to Administrative Agent, as counsel to the Loan Parties, addressed to the Administrative Agent and each Lender, as to the matters set forth in Exhibit I and such other matters concerning the Loan Parties and the Loan Documents as the Required Lenders may reasonably request;

(vi)                              a certificate of a Responsible Officer of each Loan Party either (A) attaching copies of all consents, licenses and approvals required in connection with the execution, delivery and performance by such Loan Party and the validity against such Loan Party of the Loan Documents to which it is a party, and such consents, licenses and approvals shall be in full force and effect, or (B) stating that no such consents, licenses or approvals are so required;

(vii)                           a certificate signed by a Responsible Officer of Camden Trust certifying (A) that there has been no event or circumstance since the date of the Audited Financial Statements that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect; and (B) the current Debt Ratings;

(viii)                        a duly completed Compliance Certificate as of the last day of the fiscal quarter of Camden Trust ended on June 30, 2018, signed by a Responsible Officer of Camden Trust;

(ix)                              evidence that all insurance required to be maintained pursuant to the Loan Documents has been obtained and is in effect; and

(x)                                 such other assurances, certificates, documents, consents or opinions as the Administrative Agent or the Required Lenders reasonably may require.

(b)                                 Any fees required to be paid on or before the Closing Date shall have been paid.

(c)                                  Unless waived by the Administrative Agent, the Borrower shall have paid all reasonable fees, charges and disbursements of counsel to the Administrative Agent (directly to such counsel if requested by the Administrative Agent) to the extent invoiced prior to or on the Closing Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Administrative Agent).

(d)                                 The Closing Date shall have occurred on or before October 1, 2018.

Without limiting the generality of the provisions of the last paragraph of Section 9.03, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

4.02                        Conditions to Credit Extension.  The obligations of each Lender to make its Credit Extension hereunder is subject to the following conditions precedent:

(a)                                 The representations and warranties of the Borrower and each other Loan Party contained in Article V or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects on and as of the date of the Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and except that for purposes of this Section 4.02, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to subsections (a) and (b), respectively, of Section 6.01.

(b)                                 No Default shall exist, or would result from the Credit Extension or from the application of the proceeds thereof.

(c)                                  The Administrative Agent shall have received a Request for Credit Extension in accordance with the requirements hereof.

ARTICLE V.  REPRESENTATIONS AND WARRANTIES

The Borrower and Camden Trust represent and warrant to the Administrative Agent and the Lenders that:

5.01                        Existence, Qualification and Power.  Each Loan Party and General Partner (a) is duly organized or formed, validly existing and, as applicable, in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, and (c) is duly qualified and is licensed and, as applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in clause (b)(i) or (c), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

5.02                        Authorization; No Contravention.  The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is a party, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a)

contravene the terms of any of such Person’s Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (i) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Consolidated Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Law.

5.03                        Governmental Authorization; Other Consents.  No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document.

5.04                        Binding Effect.  This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party thereto.  This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms.

5.05                        Financial Statements; No Material Adverse Effect.

(a)                                 The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present the financial condition of Camden Trust and its Consolidated Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) show all material indebtedness and other liabilities of Camden Trust and its Consolidated Subsidiaries as of the date thereof.

(b)                                 The unaudited consolidated balance sheets of Camden Trust and its Consolidated Subsidiaries dated June 30, 2018, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for the fiscal quarter ended on that date (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present the financial condition of Camden Trust and its Consolidated Subsidiaries as of the date thereof and their results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments.

(c)                                  Since the date of the Audited Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

5.06                        Litigation.  There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Borrower after due and diligent investigation, threatened, at law, in equity, in arbitration or before any Governmental Authority, by or against the Borrower, Camden Trust or any of their Consolidated Subsidiaries or against any of their properties or revenues that

(a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby, or (b) except as specifically disclosed in Schedule 5.06, either individually or in the aggregate, if determined adversely, could reasonably be expected to have a Material Adverse Effect, and there has been no adverse change in the status, or financial effect on any Loan Party or any Consolidated Subsidiary thereof, of the matters described on Schedule 5.06.

5.07                        No Default.  Neither any Loan Party nor any Consolidated Subsidiary thereof is in default under or with respect to any Contractual Obligation that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

5.08                        Ownership of Property; Liens.  Each of Camden Trust and each Consolidated Subsidiary has (for so long as any parcel of such real property is owned) good record and marketable title in fee simple to, or valid leasehold interests in, substantially all real property necessary or used in the ordinary conduct of its business, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  The property of Camden Trust and its Consolidated Subsidiaries is subject to no Liens, other than Liens permitted by Section 7.01.

5.09                        Environmental Compliance.  Camden Trust and its Consolidated Subsidiaries conduct in the ordinary course of business a review of the effect of existing Environmental Laws and claims alleging potential liability or responsibility for violation of any Environmental Law on their respective businesses, operations and properties, and as a result thereof the Borrower has reasonably concluded that, except as specifically disclosed in Schedule 5.09, such Environmental Laws and claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

5.10                        Insurance.  The properties of Camden Trust and its Consolidated Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of the Borrower, in such amounts (after giving effect to any self-insurance compatible with the following standards), with such deductibles and covering such risks as are customarily carried by companies similar in size to Camden Trust and its Consolidated Subsidiaries engaged in similar businesses and owning similar properties in localities where Camden Trust or the applicable Consolidated Subsidiary operates.

5.11                        Taxes.  Camden Trust and each Consolidated Subsidiary have filed all material Federal, state and other material tax returns and reports required to be filed, and have paid all Federal, state and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which (a) are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP, or (b) failure to pay would not have a Material Adverse Effect.  There is no proposed tax assessment against Camden Trust or any Consolidated Subsidiary that would, if made, have a Material

Adverse Effect.  Neither any Loan Party nor any Consolidated Subsidiary thereof is party to any tax sharing agreement.

5.12                        ERISA Compliance.

(a)                                 Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state laws.  Each Pension Plan that is intended to be a qualified plan under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service to the effect that the form of such Plan is qualified under Section 401(a) of the Code and the trust related thereto has been determined by the Internal Revenue Service to be exempt from federal income tax under Section 501(a) of the Code, or an application for such a letter is currently being processed by the Internal Revenue Service.  To the best knowledge of the Borrower, nothing has occurred that would prevent or cause the loss of such tax-qualified status.

(b)                                 There are no pending or, to the best knowledge of the Borrower, threatened claims, actions or  lawsuits, or action by any Governmental Authority, with respect to any Plan that  could reasonably be expected to have a Material Adverse Effect.  There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

(c)                                  (i) No ERISA Event has occurred, and neither the Borrower nor any ERISA Affiliate is aware of any fact, event or circumstance that could reasonably be expected to constitute or result in an ERISA Event with respect to any Pension Plan; (ii) the Borrower and each ERISA Affiliate has met all applicable requirements under the Pension Funding Rules in respect of each Pension Plan, and no waiver of the minimum funding standards under the Pension Funding Rules has been applied for or obtained; (iii) as of the most recent valuation date for any Pension Plan, the funding target attainment percentage (as defined in Section 430(d)(2) of the Code) is 60% or higher and neither the Borrower nor any ERISA Affiliate knows of any facts or circumstances that could reasonably be expected to cause the funding target attainment percentage for any such plan to drop below 60% as of the most recent valuation date; (iv) neither the Borrower nor any ERISA Affiliate has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due that are unpaid; (v) neither the Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or Section 4212(c) of ERISA; and (vi) no Pension Plan has been terminated by the plan administrator thereof nor by the PBGC, and no event or circumstance has occurred or exists that could reasonably be expected to cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Pension Plan.

(d)                                 Neither the Borrower or any ERISA Affiliate maintains or contributes to, or has any unsatisfied obligation to contribute to, or liability under, any active or terminated Pension Plan other than (A) on the Closing Date, those listed on Schedule 5.12 hereto and (B) thereafter, Pension Plans not otherwise prohibited by this Agreement.

5.13                        Consolidated Subsidiaries; Equity Interests.  As of the date of this Agreement, Camden Trust has no Consolidated Subsidiaries other than those specifically disclosed in Part (a)

of Schedule 5.13, and all of the outstanding Equity Interests in such Consolidated Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by a Loan Party in the amounts specified on Part (a) of Schedule 5.13 free and clear of all Liens.  As of the date of this Agreement, the Borrower has no equity investments in any other corporation or entity other than those specifically disclosed in Part (b) of Schedule 5.13.  All of the outstanding Equity Interests in the Borrower have been validly issued, and are fully paid and nonassessable.

5.14                        Margin Regulations; Investment Company Act.

(a)                                 The Borrower is not engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB) in violation of any Legal Requirements, or extending credit for the purpose of purchasing or carrying margin stock in violation of any Legal Requirements.

(b)                                 None of the Borrower, any Person Controlling the Borrower, Camden Trust or any Consolidated Subsidiary is or is required to be registered as an “investment company” under the Investment Company Act of 1940.

5.15                        Disclosure.  The Borrower has disclosed to the Administrative Agent and the Lenders all agreements, instruments and corporate or other restrictions to which it, Camden Trust or any of its Consolidated Subsidiaries is subject, and all other matters known to it, that, to the best of its knowledge, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.  No report, financial statement, certificate or other information furnished (whether in writing or orally) by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (in each case, as modified or supplemented by other information so furnished), to the best knowledge of each Loan Party, contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions it believed to be reasonable at the time.

5.16                        Compliance with Laws.  Each Loan Party and each Consolidated Subsidiary thereof is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

5.17                        Taxpayer Identification Number.  The Borrower’s true and correct U.S. taxpayer identification number is set forth on Schedule 10.02.

5.18                        Intellectual Property; Licenses, Etc.  Camden Trust and its Consolidated Subsidiaries own, or possess the right to use, all of the trademarks, service marks, trade names,

copyrights, patents, patent rights, franchises, licenses and other intellectual property rights (collectively, “IP Rights”) that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person.  To the best knowledge of the Borrower, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by Camden Trust or any Consolidated Subsidiary infringes upon any rights held by any other Person.  No claim or litigation regarding any of the foregoing is pending or, to the best knowledge of the Borrower, threatened, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

5.19                        OFAC.  Neither the Borrower, nor any of its Subsidiaries, nor, to the knowledge of the Borrower and its Subsidiaries, any director, officer, employee, agent, affiliate or representative thereof, is an individual or entity that is, or is owned or controlled by any individual or entity that is (i) currently the subject or target of any Sanctions , (ii) included on OFAC’s List of Specially Designated Nationals, HMT’s Consolidated List of Financial Sanctions Targets and the Investment Ban List, or any similar list enforced by any other relevant sanctions authority or (iii) located, organized or resident in a Designated Jurisdiction.  The Borrower, its Subsidiaries and their respective officers and employees and to the knowledge of the Borrower its directors and agents, are in compliance with applicable Sanctions in all material respects.  The proceeds of any Loan will not violate applicable Sanctions.  The use of the proceeds of any Loan will not violate the Act, the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 C.F.R., Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto or successor statute thereto. The Borrower and its Subsidiaries are in compliance in all material respects with the Act.  The foregoing representations and warranties specifically excludes all public shareholders of Borrower who are not also a director, officer, employee, agent, affiliate or representative of Borrower or its Subsidiaries.

5.20                        Anti-Corruption Laws.  The Borrower and its Subsidiaries have, to the extent the same are applicable to Borrower or its Subsidiaries, conducted their businesses in compliance with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other similar anti-corruption legislation in other jurisdictions (collectively, the “Anti-Corruption Laws”) and have instituted and maintained policies and procedures designed to promote and achieve compliance with such laws.  The use of the proceeds of any Loan will not violate any such Anti-Corruption Laws.

5.21                        Business; Compliance.  The Borrower, Camden Trust and each Consolidated Subsidiary have, in all material respects, performed and abided by all obligations required to be performed by them under any license, permit, order, authorization, grant, contract, agreement, or regulation to which they are a party or by which they or any of their assets are bound and which, if Borrower, Camden Trust or such Consolidated Subsidiary were to fail to perform or abide by, such failure would have a Material Adverse Effect.

5.22                        Utilities and Access.  With respect to all Real Estate:  (a) all utility and municipal services required for the renovation, occupancy, use and operation of the Improvements are available for use and are or will be available in sufficient amounts for the intended use of the

Improvements; (b) all binding agreements, allocations or commitment letters, required to ensure the provision of such services have been obtained or will be available from the applicable utility companies and/or Governmental Authorities providing such services; (c) all public and private roads necessary for the intended occupancy, use and operation of the Improvements are, or will be within the time period required by any applicable Governmental Authority, completed and available for vehicular ingress to and egress from the Real Estate and have been, or will be within the time period required by any applicable Governmental Authority, publicly dedicated and accepted for maintenance by all applicable Governmental Authorities; (d) all necessary or required utility, private roadway, parking, access (including curb cuts), easements, covenants and permits have been, or will be within the time period required by any applicable Governmental Authority, granted or issued; and (e) all impact, connection or other requisite fees therefor have been, or will be within the time period required by any applicable Governmental Authority, paid, unless the failure to have any of the above would not result in a Material Adverse Effect.

5.23                        Solvency.  (a) The aggregate fair market value of the Borrower’s and Camden Trust’s assets exceeds their liabilities (whether contingent, subordinated, unmatured, unliquidated, or otherwise), (b) the Borrower and Camden Trust have sufficient cash flow to enable them to pay their debts as they mature, and (c) each of the Borrower and Camden Trust has a reasonable amount of capital to conduct its respective businesses as presently contemplated.

5.24                        EEA Financial Institutions.  No Loan Party is an EEA Financial Institution.

5.25                        Beneficial Ownership Certification.  As of the Closing Date, the information included in the Beneficial Ownership Certification, if applicable, is true and correct in all respects.

ARTICLE VI.  AFFIRMATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, the Borrower and Camden Trust shall, and Camden Trust shall cause (except in the case of the covenants set forth in Sections 6.01, 6.02, and 6.03) each Consolidated Subsidiary to:

6.01                        Financial Statements.  Deliver to the Administrative Agent and each Lender, in form and detail reasonably satisfactory to the Administrative Agent and the Required Lenders:

(a)                                 as soon as available, but in any event within 90 days after the end of each fiscal year of Camden Trust, a consolidated balance sheet of Camden Trust and its Consolidated Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income, changes in shareholders’ equity, and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of Deloitte & Touche L.L.P. or any other independent public accountants reasonably acceptable to the Administrative

Agent, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or similar qualification or exception as to the scope of such audit;

(b)                                 as soon as available, but in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year of Camden Trust (including the fiscal quarter ending September 30, 2018), a consolidated balance sheet of Camden Trust and its Consolidated Subsidiaries as at the end of such fiscal quarter, the related consolidated statements of income for such fiscal quarter and the related consolidated statements of changes in shareholders’ equity, and cash flows for the portion of Camden Trust’s fiscal year then ended, in each case setting forth in comparative form, as applicable, the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail, certified by the chief executive officer, chief financial officer, chief accounting officer, treasurer or controller of Camden Trust as fairly presenting the financial condition, results of operations, shareholders’ equity and cash flows of Camden Trust and its Consolidated Subsidiaries, as of the date of delivery thereof in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes.  Along with the consolidated financial statements, Camden Trust shall submit a schedule of the properties comprising the Unencumbered Properties which shall summarize the total revenues, expenses, net operating income, Unencumbered Adjusted NOI, ownership and occupancy rate of the Unencumbered Properties.

As to any information contained in materials furnished pursuant to Section 6.02(d), Camden Trust shall not be separately required to furnish such information under subsections (a) or (b) above, but the foregoing shall not be in derogation of the obligation of Camden Trust to furnish the information and materials described in subsections (a) and (b) above at the times specified therein.

6.02                        Certificates; Other Information.  Deliver to the Administrative Agent and each Lender, in form and detail reasonably satisfactory to the Administrative Agent and the Required Lenders:

(a)                                 concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and (b), a duly completed Compliance Certificate signed by the chief executive officer, chief financial officer, chief accounting officer, treasurer or controller of Camden Trust (which delivery may, unless the Administrative Agent, or a Lender requests executed originals, be by electronic communication including fax or email and shall be deemed to be an original authentic counterpart thereof for all purposes);

(b)                                 promptly after the same are available (including, to the extent applicable, for the fiscal quarter ending September 30, 2018), copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of Camden Trust, and copies of all annual, regular, periodic and special reports and registration statements which Camden Trust may file or be required to file with the SEC under Section 13 or 15(d) of the Securities

Exchange Act of 1934, and not otherwise required to be delivered to the Administrative Agent pursuant hereto;

(c)                                  promptly, and in any event within ten Business Days after receipt thereof by any Loan Party or any Subsidiary thereof, copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any investigation or possible investigation or other inquiry by such agency regarding financial or other operational results of any Loan Party or any Consolidated Subsidiary thereof; and

(d)                                 promptly, such additional information regarding the business, financial or corporate affairs of Camden Trust or any Consolidated Subsidiary, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender may from time to time reasonably request.

Documents required to be delivered pursuant to Section 6.01(a) or (b) or Section 6.02(b) or (c) (to the extent any such documents are included in materials otherwise filed or posted by the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which Camden Trust posts such documents, or provides a link thereto on Camden Trust’s website on the Internet at the website address listed on Schedule 10.02; or (ii) on which such documents are posted on Camden Trust’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent).  The Administrative Agent shall have no obligation to maintain paper copies of the documents referred to above and each Lender shall be solely responsible for maintaining its copies of such documents.

The Borrower and Camden Trust hereby acknowledge that (a) the Administrative Agent and/or the Arranger will make available to the Lenders materials and/or information provided by or on behalf of the Borrower or Camden Trust hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks, SyndTrak, ClearPar, or a substantially similar electronic transmission system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Borrower, Camden Trust or their Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities.  The Borrower and Camden Trust hereby agree that (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrower and Camden Trust shall be deemed to have authorized the Administrative Agent, the Arranger, and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to the Borrower or Camden Trust or their securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 10.07); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (z) the Administrative Agent and the Arranger shall treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.”

6.03                        Notices.  Promptly notify the Administrative Agent:

(a)                                 of the occurrence of any Default known to Borrower;

(b)                                 of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including (i) breach or non-performance of, or any default under, a Contractual Obligation of the Borrower, Camden Trust or any Consolidated Subsidiary; (ii) any dispute, litigation, investigation, proceeding or suspension between the Borrower, Camden Trust or any Consolidated Subsidiary and any Governmental Authority; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting the Borrower, Camden Trust or any Consolidated Subsidiary, including pursuant to any applicable Environmental Laws;

(c)                                  of the occurrence of any ERISA Event;

(d)                                 of any material change in accounting policies or financial reporting practices by the Borrower, Camden Trust or any Consolidated Subsidiary; and

(e)                                  of any announcement by Moody’s or S&P of any change or possible change in a Debt Rating.

Each notice pursuant to this Section 6.03 (other than Section 6.03(e)) shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto.  Each notice pursuant to Section 6.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.  Administrative Agent shall, as soon as practically possible, forward to each Lender any notice it receives pursuant to this Section 6.03.

6.04                        Payment of Obligations.  Pay and discharge as the same shall become due and payable, all its material obligations and material liabilities, including (a) all material tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the Borrower, Camden Trust or such Consolidated Subsidiary; (b) all lawful claims which, if unpaid, would by law become a Lien upon its property above the Threshold Amount; and (c) all Indebtedness in excess of the Threshold Amount, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness; provided, however, payment of taxes, impositions or claims shall not be required if and for so long as (i) the amount, applicability or validity thereof is currently being contested in good faith by appropriate action promptly initiated and diligently conducted in accordance with good business practices and no material part of the property or assets of Borrower, Camden Trust or any Consolidated Subsidiary are subject to levy or execution, (ii) Borrower, Camden Trust or such Consolidated Subsidiary as required in accordance with GAAP, shall have set aside on its books reserves (segregated to the extent required by GAAP) deemed by it to be adequate with respect thereto, and (iii) if material, Borrower, Camden Trust or such Consolidated Subsidiary has notified Administrative Agent of such circumstances, in detail reasonably satisfactory to Administrative Agent, and, provided further, that Borrower, Camden Trust or such Consolidated Subsidiary shall pay any such tax, imposition or claim if such contest is not successful and in any event prior to the commencement of any action to realize upon or foreclose any Lien against any Unencumbered Property.

6.05                        Preservation of Existence, Etc.

(a)                                 (i)  Preserve, renew and maintain in full force and effect its formation documents, and its legal existence and good standing under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 7.04; (ii) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (iii) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

(b)                                 Solely with regard to Camden Trust, own no less than 66 2/3% of the equity (both voting and non-voting) of each Consolidated Subsidiary owning Unencumbered Property, and must have the necessary control of each of the Consolidated Subsidiaries owning Unencumbered Property, so that Camden Trust, without the consent of any other Person, may (i) transfer, by dividend or otherwise, cash and capital from such Consolidated Subsidiaries to Camden Trust and (ii) transfer, sell or convey, or grant a Lien on any and all of the assets, real or personal, of such Consolidated Subsidiaries.

(c)                                  Not without the prior written consent of Administrative Agent, consent to or permit the General Partner to consent to any amendment, supplement, or other modification of the Second Amended and Restated Agreement of Limited Partnership of Borrower dated as of February 28, 2005, as amended, supplemented, restated or replaced from time to time, that would (x) replace the General Partner as the general partner of Borrower (other than with an Affiliate of Camden Trust), (y) impair the applicable General Partner’s ability to fully manage and control the day-to-day operations of Borrower, or (z) detrimentally or otherwise materially alter General Partner’s rights or benefits under the referenced partnership agreement.

6.06                        Maintenance of Properties.  (a) Maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted; (b) make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) use the standard of care typical in the industry in the operation and maintenance of its facilities. Camden Trust will not and will not allow its Consolidated Subsidiaries to, without the prior written consent of Administrative Agent, (a) remove from any Unencumbered Property any fixtures or personal property except such as is worn or obsolete or is replaced by Camden Trust or one of its Consolidated Subsidiaries by an article of equal suitability and value, owned by Camden Trust or one of its Consolidated

Subsidiaries, free and clear of any Lien except Permitted Liens or any other liens permitted under this Agreement; (b) make any structural alteration to any Unencumbered Property after completion of the Improvements thereon if such alteration impairs the value thereof or any other alteration thereto which impairs the value thereof; (c) initiate or permit any zoning reclassification of any Unencumbered Property, seek any variance under existing zoning ordinances, or use or permit the use of any Unencumbered Property in a manner that is a nonconforming use under applicable zoning ordinances or other Legal Requirements, except for any such actions taken in the ordinary course of Camden Trust’s business and which would not result in a Material Adverse Effect; (d) impose any easement, restrictive covenant or encumbrance upon any Unencumbered Property, execute or file any subdivision plat or condominium declaration affecting any Unencumbered Property, or consent to the annexation of any Unencumbered Property to any municipality, other than in the ordinary course of business or which would not result in a Material Adverse Effect; (e) perform, or consent to, any drilling or exploration for or extraction, removal or production of any mineral, hydrocarbon, gas, natural element, compound or substance (including sand and gravel) from the surface of any Unencumbered Property, or (f) use or occupy or allow the use or occupancy of any Unencumbered Property in any manner that violates any Legal Requirement, constitutes a public or private nuisance, or makes void, voidable or cancelable, or increases the premium of, any insurance, if the taking of any such action could result in a Material Adverse Effect.

6.07                        Maintenance of Insurance.  Maintain with financially sound and reputable insurance companies not Affiliates of the Borrower or Camden Trust, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons similar in size and geographical scope to Borrower or Camden Trust and its Consolidated Subsidiaries who are engaged in the same or similar business, of such types and in such amounts (after giving effect to any self-insurance compatible with the following standards) as are customarily carried under similar circumstances by such other Persons and providing for, to the extent reasonably possible, not less than 30 days’ prior notice to the Administrative Agent of termination, lapse or cancellation of such insurance.

6.08                        Compliance with Laws.  Comply in all material respects with the requirements of all Legal Requirements (including, without limitation, applicable Sanctions), and Contractual Obligations to which Borrower, Camden Trust or any Consolidated Subsidiary of Camden Trust, is a party, except in such instances in which (a) such requirement of Legal Requirements is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

6.09                        Books and Records.  (a)  Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Borrower, Camden Trust or such Consolidated Subsidiary, as the case may be; and (b) maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over the Borrower, Camden Trust or such Consolidated Subsidiary, as the case may be.

6.10                        Inspection Rights.  Permit representatives and independent contractors of the Administrative Agent to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at the expense of the Borrower and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower; provided, however, that when an Event of Default exists the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and without advance notice.  Borrower will cooperate and assist, and will cause its Consolidated Subsidiaries to cooperate and assist, in such inspections, including furnishing all plans, shop drawings and specifications in Borrower’s or Camden Trust’s possession or the possession of its Consolidated Subsidiaries relating to the Improvements.  Each Lender covenants and agrees to preserve the confidentiality of any financial data and other information concerning Borrower, Camden Trust or any Affiliate of Borrower or Camden Trust or related to Borrower’s, Camden Trust’s or any Borrower’s or Camden Trust’s Affiliate’s businesses or operations, except to the extent such Lender is required to disclose such information pursuant to any applicable Legal Requirement; provided that (i) any information contained in any annual report, or any Form 10-K, Form 10-Q or Form 8-K reports (if any) which have been delivered to the SEC, or any other annual or quarterly reports to the stockholders of Camden Trust subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, proxy material delivered to the stockholders of Camden Trust or any report delivered to the SEC, or any other information that is in the public domain or has become publicly known, shall not in any event be deemed confidential, and (ii) each Lender may make any information received by it available (A) to a transferee of or Participant in any interest in the Loans or the Notes, provided that such transferee or participant agrees in writing to be bound by the provisions of this Section 6.10, (B) to any accountants or other professionals engaged by such Lender, provided that each such accountant or professional agrees to be bound by the provisions of this Section 6.10, or (C) in connection with the enforcement of any of the Loan Documents or any litigation in connection therewith.

6.11                        Use of Proceeds.  Use the proceeds of the Loans for new multifamily development and acquisition, repayment of Indebtedness and general corporate purposes not in contravention of any Legal Requirement or of any Loan Document.

6.12                        Intentionally Omitted.

6.13                        Business of Camden Trust; REIT Status; NYSE Listing.  Cause the primary business of Camden Trust and its Consolidated Subsidiaries to remain the acquisition, ownership, development and operation of residential multi-family properties and related activities, such business to be conducted by Camden Trust as a real estate investment trust.  Camden Trust shall at all times maintain its qualification as a real estate investment trust under Section 856 of the Code, and the regulations of the United States Treasury Department promulgated thereunder.  Camden Trust shall at all times maintain its eligibility for and listing on the New York Stock Exchange.

6.14                        Additional Documents.  Within ten (10) Business Days after request by Administrative Agent, Borrower and Camden Trust agree that they will execute and deliver or cause to be executed and delivered to Administrative Agent such other and further instruments, documents or certificates as in the reasonable judgment of Administrative Agent may be required to better effectuate the transactions contemplated herein or to create, evidence, preserve or maintain the Lenders’ rights hereunder or under the other Loan Documents, and Borrower and Camden Trust shall do all such additional acts, give such assurances and execute such instruments as Administrative Agent may reasonably require to vest more completely in and assure to Lenders their rights under this Agreement and the other Loan Documents.

6.15                        Guaranty Proceeds.

(a)                                 Notwithstanding anything to the contrary contained in this Agreement or any Guaranty Agreement, Administrative Agent and the Lenders covenant and agree with the Borrower that any funds, payments, claims, or distributions actually received by Administrative Agent and the Lenders as a result of, or pursuant to any Guaranty Agreement (“Guaranty Proceeds”), shall be made available for distribution equally and ratably among the holders of the Obligations and the trustee or trustees of any senior, unsecured, non-subordinated Indebtedness of the Borrower issued in offerings registered under the Securities Act of 1933 or exempt from registration pursuant to Rule 144A of Section 4 thereof and holders of  borrowed money incurred by the Borrower (the “Senior Debt”) which is outstanding on the date Administrative Agent and the Lenders receive such Guaranty Proceeds.  This Section 6.15 shall not apply to any payments, funds, claims or distributions received by Administrative Agent or any Lender directly or indirectly from the Borrower or any other Person other than pursuant to a Guaranty Agreement, but shall apply solely to Guaranty Proceeds.  The Borrower has been supplied a copy of the Guaranty Agreement and specifically understands and agrees with Administrative Agent and Lenders that, to the extent Guaranty Proceeds are distributed to holders of the Senior Debt, Camden Trust has agreed that the Obligations shall not be deemed reduced by any such distribution, and Camden Trust will continue to make payments pursuant to the Guaranty Agreement until such time as the Obligations have been paid in full after taking into effect any distributions of Guaranty Proceeds to holders of Senior Debt.

(b)                                 Nothing herein contained shall be deemed to limit, modify, or alter the rights of Administrative Agent and the Lenders under the Guaranty Agreement.  Nothing herein contained shall be deemed to subordinate the Obligations to the Senior Debt or any other Indebtedness of Camden Trust and its Consolidated Subsidiaries, nor give to any holder of any such Indebtedness any rights of subrogation.

(c)                                  Nothing contained in this Agreement or any Guaranty Agreement shall be deemed for the benefit of any holders of the Senior Debt or any other Indebtedness (other than the Obligations) nor shall anything be construed to impose on Administrative Agent or the Lenders any fiduciary duties, obligations or responsibilities to the holders of any such Indebtedness.  This Section 6.15 and the Guaranty Agreement is for the sole benefit of the Administrative Agent and the Lenders and their respective successors and assigns.

6.16                        Anti-Corruption Laws.  Conduct its businesses, to the extent applicable, in compliance with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other similar anti-corruption legislation in other jurisdictions, and, to the extent any of the foregoing are applicable to it, maintain policies and procedures designed to promote and achieve compliance with such laws.

6.17                        Additional Information. Promptly following any request therefor, Borrower shall provide information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the Act and the Beneficial Ownership Regulation; provided that, Borrower shall not be required to provide any personal information of any officer of Borrower so long as (a) Camden Trust remains a publicly traded company, (b) Camden Trust owns at least fifty-one percent (51%) of the outstanding partnership interests of Borrower, (c) Borrower is organized within the United States, and (d) such personal information is not required to be collected by Administrative Agent or any Lender under any applicable Legal Requirement.

ARTICLE VII.  NEGATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, the Borrower and Camden Trust shall not, nor shall it permit any Consolidated Subsidiary to, directly or indirectly:

7.01                        Liens.  Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than:

(a)                                 Permitted Liens;

(b)                                 capitalized leases with respect to computer and other office equipment or inventory and purchase money liens with respect to personal property so long as (i) the Indebtedness secured by any such Lien does not exceed the purchase price of such personal property (ii) any such Lien encumbers only the personal property so purchased and the proceeds upon sale, disposition, loss or destruction thereof is used to pay the Debt secured thereby, and (iii) such Lien, after giving effect to the Indebtedness secured thereby, does not give rise to an Event of Default; and

(c)                                  Liens on Property securing Secured Indebtedness to the extent such Liens and Secured Indebtedness do not result in a violation of the terms and covenants hereof; provided that in no event shall the Borrower, Camden Trust or any Consolidated Subsidiary owning Unencumbered Property, grant or allow to be granted any Liens on the Equity Interests of, or owned by, the Borrower, Camden Trust or any Consolidated Subsidiary owning Unencumbered Property.

7.02                        Investments.  Make any Investments, except:

(a)                                 Core Investments; and

(b)                                 Non-Core Investments and Investments in Unconsolidated Affiliates so long as the aggregate value of all Non-Core Investments and Investments in Unconsolidated Affiliates does not, at any time, exceed twenty-five percent (25%) of Gross Asset Value.  The value of Non-Core Investments and Investments in Unconsolidated Affiliates shall, for the purpose of this clause (b) (including in the calculation of Gross Asset Value), be determined in accordance with the following:

(i)    the value of each such Non-Core Investment shall be the aggregate undepreciated book value thereof, as determined in accordance with GAAP;

(ii)   except as provided in clause (iii) below, the value of each Unconsolidated Affiliate shall be the aggregate undepreciated book value thereof, determined in accordance with GAAP; and

(iii)  the value of each Investment in an Unconsolidated Affiliate which is a Deemed Consolidated Affiliate shall be an amount calculated as set forth in subsections (b), (c) and (d) of the definition of Gross Asset Value (as though it were a Consolidated Subsidiary).

7.03                        Indebtedness.  Create, incur, assume or suffer to exist any Indebtedness, except:

(a)                                 Indebtedness under the Loan Documents; or

(b)                                 Indebtedness, the occurrence of which would not cause a violation or breach of any covenant or terms of this Agreement, including, without limitation, those contained in Section 7.10.

7.04                        Fundamental Changes.  Except as expressly permitted below:

(a)                                 merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, the effect of which would be to cause Borrower to have a Change in Control or otherwise cause a Default or Event of Default; or

(b)                                 other than in connection with a consolidation or merger permitted below or otherwise approved by Required Lenders, terminate, or fail to maintain, its corporate existence or qualification, as applicable, in the state of its formation and any other applicable jurisdiction where such qualification is required and the failure to maintain the same could have a material adverse effect on the financial condition or operations of Borrower on a consolidated basis; or

(c)                                  other than in connection with a consolidation or merger permitted below, terminate, or fail to maintain its good standing and qualification to transact business in all jurisdictions where the failure to maintain its good standing or qualification to transact business could have a material adverse effect on the financial condition or operations of Borrower on a consolidated basis.

Notwithstanding anything in this Agreement to the contrary, so long as no Default or Event of Default then exists or would result therefrom, the following shall be permitted without any consent of the Required Lenders:  (i) mergers of any Consolidated Subsidiary into Camden Trust (with the Borrower as the survivor of any such merger), (ii) a consolidation or merger by any Consolidated Subsidiary of Camden Trust with another Consolidated Subsidiary or with another Person in which Camden Trust remains the direct or indirect owner of all of the Equity Interests of the continuing or surviving entity, (iii) a merger or consolidation with another Person if (A) such Person is organized under the laws of United States of America or one of its States, (B) Camden Trust is the surviving entity, and (C) the Borrower continues to be in compliance with all financial and other covenants contained in this Agreement, and no Change in Control or Default or Event of Default results or would result from such transaction; (iv) a merger by Borrower into another entity solely to effectuate a reincorporation by Borrower in the State of Maryland, provided that the surviving corporation in such merger shall succeed to all the rights, properties, assets and liabilities of Borrower after such merger or acquisition and no Change in Control occurs, or (v) a merger by Borrower into another entity if (A) the individuals constituting Borrower’s Board of Trustees immediately prior to such merger represent a majority of the surviving entity’s Board of Trustees after such merger, (B) the surviving entity is organized in any State of the United States of America or in the District of Columbia, and (C) the surviving entity in such merger succeeds to all the rights, properties, assets and liabilities of Borrower after such merger, including all of the liabilities under the Loan Documents.

7.05                        Restricted Payments.  Declare or pay any Restricted Payment with respect to any class of stock of Borrower, directly or indirectly, after the occurrence and during the continuance of a Default or Event of Default unless:

(a)                                 immediately after giving effect to such proposed Distribution, the aggregate of all Distributions made during any Fiscal Year would not exceed ninety-five percent (95%) of Funds from Operations after excluding non-cash, non-recurring expenses for Camden Trust and its Consolidated Subsidiaries attributable to such period, or

(b)                                 necessary (but only to the extent necessary) to comply with Section 6.13 with respect to the Borrower’s qualification as a real estate investment trust, or solely as a result of a conversion of convertible debentures.

7.06                        Change in Nature of Business.  Engage in any material line of business substantially different from those lines of business conducted by the Borrower and its Subsidiaries on the date hereof or any business substantially related or incidental thereto.

7.07                        Transactions with Affiliates.  Enter into any transaction of any kind with any Affiliate of the Borrower, whether or not in the ordinary course of business, other than on fair and reasonable terms substantially as favorable to the Borrower or such Subsidiary as would be obtainable by the Borrower or such Subsidiary at the time in a comparable arm’s length transaction with a Person other than an Affiliate, provided that the foregoing restriction shall not apply to transactions between or among the Borrower and any of its wholly-owned Subsidiaries or between and among any wholly-owned Subsidiaries.

7.08                        Burdensome Agreements.  Enter into any Contractual Obligation (other than this Agreement or any other Loan Document) that (a) limits the ability (i) of any Consolidated Subsidiary owning Unencumbered Property, to make Restricted Payments to Camden Trust, or (ii) Camden Trust to Guarantee the Obligations; or (b) requires, if Camden Trust or any Consolidated Subsidiary grants a Lien to Lenders to secure the Obligations, that Camden Trust or any Consolidated Subsidiary must also grant a Lien to any other creditor of Camden Trust or any Consolidated Subsidiary.

7.09                        Use of Proceeds.  Use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.

7.10                        Financial Covenants.

(a)                                 Liabilities to Assets Ratios.

(i)                                     Permit the ratio of Total Consolidated Debt (Net) to Gross Asset Value to, at any time, be greater than 0.60 to 1.0, unless a Material Acquisition has occurred, in which case such ratio may increase to 0.65 to 1.00, but only for the fiscal quarter in which such Material Acquisition occurs and the two full fiscal quarters immediately following such Material Acquisition.

(ii)                                  Permit the ratio of Secured Indebtedness (Net) to Gross Asset Value to, at any time, be greater than 0.40 to 1.0.

(iii)                               Permit the ratio of Total Unsecured Debt (Net) to Gross Asset Value of the Unencumbered Properties to, at any time, be greater than 0.60 to 1.0, unless a Material Acquisition has occurred, in which case such ratio may increase to 0.65 to 1.00, but only for the fiscal quarter in which such Material Acquisition occurs and the two full fiscal quarters immediately following such Material Acquisition.

(b)                                 Fixed Charge Coverage Ratio.  Permit the ratio of (i) Consolidated EBITDA for the immediately preceding fiscal quarter, and then annualized, to (ii) Fixed Charges for the immediately preceding fiscal quarter, and then annualized to, at any time, be less than or equal to 1.50 to 1.00.

7.11                        Management of Property.   Make any material change in the manner in which the Property is being leased, managed and operated without the prior written consent of

Administrative Agent, which consent shall not be unreasonably withheld, conditioned or delayed.

7.12                        Employee Plans.

(a)                                 Cause any member of its Controlled Group (as that term is defined in the Code) to fail to maintain and administer any Employee Plan in accordance with the applicable requirements of the Code and ERISA.  Neither Borrower, nor Camden Trust, nor any Consolidated Subsidiary owning Unencumbered Property, shall permit or suffer to exist any circumstances with respect to any Employee Plan that could have a material adverse effect on Borrower, Camden Trust or such Consolidated Subsidiary owning Unencumbered Property.

(b)                                 With respect to any Pension Plan, (i) permit any accumulated funding deficiency (within the meaning of Section 412(a) of the Code), whether waived or unwaived, to exist; (ii) permit the present value of accrued benefits (based on the most recent actuarial valuation prepared for each such plan, if any, in accordance with ongoing actuarial assumptions) to exceed the current value of plan assets allocable to such benefits by a material amount; (iii) permit any reportable event (within the meaning of Section 4043 of ERISA) to occur, other than purchases and sales of securities from a plan trustee as reported in the audited financial statements of such plan; (iv) permit a prohibited transaction (within the meaning of Section 4975 of the Code) to occur which has or could have a material adverse effect on Borrower, Camden Trust or any Consolidated Subsidiary owning Unencumbered Property; (v) incur any material liability to the PBGC; or (vi) incur any material withdrawal liability (within the meaning of Section 4201(a) of ERISA).

(c)                                  Incur a material obligation to provide post employment health care benefits to any of its current or former employees, except as may be required by Section 4980B of the Code or otherwise required by law.

7.13                        Use Violations.  Use, maintain, operate or occupy, or allow the use, maintenance, operation or occupancy of, any of its properties in any manner that (a) violates any Legal Requirement, (b) may be dangerous unless safeguarded as required by law, (c) constitutes a public or private nuisance, (d) makes void, voidable or cancelable any insurance then in force with respect thereto or (e) makes void, voidable, or cancelable any governmental permit, unless the occurrence of any such event would not have a Material Adverse Effect on the financial condition or operations of Borrower on a consolidated basis.

7.14                        Exceptions to Covenants.  Take or permit to be taken any action or fail to take any action which is permitted by any of the covenants contained in this Agreement if such action or omission would result in the breach of any other covenant contained in this Agreement.

7.15                        Fiscal Year and Accounting Methods.  Change its Fiscal Year or make material changes to its significant accounting policies (other than changes as are concurred with by the Borrower’s independent public accountants as being required by GAAP or are otherwise required by Governmental Authority).

7.16                        Governmental Regulations.  Conduct its business in such a way that it will become subject to regulation under the Investment Advisers Act of 1940, as amended.  Neither the Borrower, nor Camden Trust, nor any Consolidated Subsidiary owning Unencumbered Property, will conduct its business in such a way that it will become subject to regulation under the Investment Company Act of 1940, as amended, or the Public Utility Holding Company Act of 1935, as amended, or any other laws, rules or regulations which regulate the incurrence of Indebtedness.

7.17                        Treasury Stock.  The Borrower shall not purchase any of its stock or beneficial interests or other Equity Interests during the continuance of an Event of Default; however, the foregoing shall not in any manner restrict Borrower’s ability to effectuate conversions of operating partnership units into capital stock of Borrower.

7.18                        Sanctions.  Directly or indirectly, use the proceeds of any Credit Extension, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other individual or entity, to fund any activities of or business with any individual or entity, or in any Designated Jurisdiction, that, at the time of such funding, is the subject of Sanctions, or in any other manner that will result in a violation by any individual or entity (including any individual or entity participating in the transaction, whether as Lender, Arranger, Administrative Agent or otherwise) of Sanctions.

7.19                        Anti-Corruption Laws.  Directly or indirectly use the proceeds of any Credit Extension for any purpose which would breach the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other similar anti-corruption legislation in other jurisdictions.

ARTICLE VIII.  EVENTS OF DEFAULT AND REMEDIES

8.01                        Events of Default.  Any of the following shall constitute an Event of Default:

(a)                                 Non-Payment.  The Borrower or any other Loan Party fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan, or (ii) within three days after the same becomes due, any interest on any Loan, or any fee due hereunder, or (iii) within five days after the same becomes due, any other amount payable hereunder or under any other Loan Document; or

(b)                                 Specific Covenants.  The Borrower fails to perform or observe any term, covenant or agreement contained in any of Section 6.01, 6.02, 6.03, 6.05, 6.10, 6.11, 6.13, 6.14 or Article VII; or

(c)                                  Other Defaults.  Any Loan Party fails to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days; or

(d)                                 Representations and Warranties.  Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Borrower or any other Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith, but subject to any materiality qualifiers herein or therein, shall be incorrect or misleading when made or deemed made, and the defect causing such representation or warranty to be incorrect when made or deemed made (but only if such defect is of such a nature that it can be cured within the following cure period and is not as a result of fraud or intentional misrepresentation) is not removed within thirty (30) days after written notice thereof from Administrative Agent to Borrower; or

(e)                                  Cross-Default.  (i) The Borrower, Camden Trust or any Consolidated Subsidiary (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness or Guarantee (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or Guarantee having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount to be made, prior to its stated maturity, or such Guarantee having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount to become payable or cash collateral in respect thereof to be demanded; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which the Borrower, Camden Trust or any Consolidated Subsidiary is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which the Borrower, Camden Trust or any Consolidated Subsidiary is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by the Borrower, Camden Trust or such Consolidated Subsidiary as a result thereof is greater than the Threshold Amount; or

(f)                                   Insolvency Proceedings, Etc.  Any Loan Party or any of its Consolidated Subsidiaries (other than in the instance where one or more such Consolidated Subsidiaries that are not Loan Parties is seeking relief from its own Indebtedness, and the amount of Indebtedness for which relief is sought, on an aggregate and accrued basis, whether by one or more Consolidated Subsidiaries in one or more actions for relief, is equal to or less than the Threshold Amount),  institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or

(g)                                  Inability to Pay Debts; Attachment.  (i) The Borrower, Camden Trust and the Consolidated Subsidiaries become unable or admit in writing their inability or fail generally to pay their debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within 30 days after its issue or levy; or

(h)                                 Judgments.  There is entered against the Borrower, Camden Trust or any Consolidated Subsidiary (i) one or more final judgments or orders for the payment of money in an aggregate amount (as to all such judgments or orders) exceeding $25,000,000.00 (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage), or (ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of 30 consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

(i)                                     ERISA.  (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Borrower under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of the Threshold Amount, or (ii) the Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of the Threshold Amount; or

(j)                                    Invalidity of Loan Documents.  Any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party or any other Person contests in any manner the validity or enforceability of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any Loan Document; or

(k)                                 Change of Control.  There occurs any Change of Control; or

(l)                                     INTENTIONALLY DELETED; or

(m)                             Material Adverse Change.  Any circumstance or event of whatever nature (including the filing of, or any adverse determination or development in, any Litigation) occurs which (a) impairs the validity or enforceability of any Loan Document with respect to a material term, (b) materially and adversely affects or changes the condition (financial or otherwise), operations, business, management or assets of Borrower and Camden Trust, taken as a whole, or (c) impairs the ability of Borrower to make any payment of principal or interest due on the Notes or to fulfill any other material Obligation; or

(n)                                 Guarantor Denial.  Camden Trust denies that it has any liability or obligation under the Guaranty Agreement, or notifies Administrative Agent or any of the Lenders of its intention to attempt to cancel or terminate the Guaranty Agreement, or shall fail to observe or comply with any term, covenant, condition or agreement under the Guaranty Agreement or pertaining to Camden Trust  hereunder; or

(o)                                 Existing Credit Agreement.  The occurrence of an Existing Credit Agreement Event of Default; provided however, that in the event such Existing Credit Agreement Event of Default is waived in writing by the parties required under the Existing Credit Agreement to grant such waiver, such waiver shall be deemed to automatically waive the Event of Default under this Section 8.01(o).

It is understood and agreed by the Borrower and Camden Trust that any of the foregoing “Events of Default” shall constitute a default under each of the Notes, and that such “Events of Default” are cumulative and in addition to any default or events of default contained in any of the other Loan Documents, and that in the event of any discrepancy or inconsistency between any Event of Default hereunder and any default or event of default contained in any other Loan Document, the description of the Event of Default stated herein shall control.

8.02                        Notice and Cure.  If any Loan Document provides for Administrative Agent to give to the Borrower any notice regarding a Default or an Event of Default, and if Administrative Agent fails to give such notice to the Borrower as provided, the sole and exclusive remedy of the Borrower for such failure (unless such failure was a result of the gross negligence or willful misconduct of Administrative Agent or any Lender) shall be to seek appropriate equitable relief to enforce the agreement to give such notice and to have any acceleration of the maturity of the Obligations postponed or revoked pending or upon the curing of such Default to Administrative Agent’s satisfaction in the manner and during the period of time permitted by such agreement, if any, and Borrower waives any and all right to damages and any other relief.

8.03                        Remedies Upon Event of Default.  If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:

(a)                                 declare the commitment of each Lender to make Loans to be terminated, whereupon such commitments and obligation shall be terminated;

(b)                                 declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower;

(c)                                  intentionally omitted; and

(d)                                 exercise on behalf of itself, the Lenders all rights and remedies available to it, the Lenders under the Loan Documents;

provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable without further act of the Administrative Agent or any Lender.

8.04                        Remedies Cumulative, Concurrent and Non-Exclusive.  Administrative Agent and the Lenders shall have all rights, remedies and recourses granted in the Loan Documents, and available at law or equity, and same (a) shall be cumulative and concurrent, (b) may be pursued separately, successively or concurrently against Borrower or Camden Trust, or any others obligated under any of the Notes, at the sole discretion of Lenders, (c) may be exercised as often as the occasion therefor shall arise, it being agreed by Borrower and Camden Trust that the exercise or failure to exercise any of same shall in no event be construed as a waiver or release thereof or of any other right, remedy or recourse, and (d) are intended to be, and shall be, non-exclusive.

8.05                        No Conditions Precedent to Exercise Remedies.  Borrower and each other Person hereafter obligated for payment or fulfillment of all or any part of the Obligations shall not, except as otherwise provided by applicable law, be relieved of such obligation by reason of (a) the release, regardless of consideration, of any Person obligated with respect to the Obligations, and (b) any other act or occurrence, save and except the complete payment of the Obligations.  Borrower and Camden Trust waive any right to require Lenders to proceed against any other Person, or pursue any other remedy in Lenders’ power.  All dealings between Borrower, Camden Trust, Administrative Agent and any Lender, whether or not resulting in the creation of the Obligations, shall conclusively be presumed to have been had or consummated upon reliance upon this Agreement.  Borrower and Camden Trust authorize Lenders, without notice or demand and without any reservation of rights against Borrower or Camden Trust and without affecting liability hereunder or on the Obligations, from time to time, to renew, extend for any period, accelerate, modify, compromise, settle, or release the obligation of any other Person that may be obligated with respect to any or all of the Obligations.

8.06                        Waivers.  To the full extent permitted by law, Borrower and Camden Trust hereby irrevocably and unconditionally waive and release (a) except as specifically provided for herein, all notices of any Default or Event of Default or of the election by Administrative Agent or the Lenders to exercise any right, remedy or recourse provided for under the Loan Documents, (b) any right to a marshaling of assets with respect to the Notes, or any Debt of Borrower or Camden Trust, and (c) except as specifically provided for herein, any and all right to receive demand, grace, notice, presentment for payment, protest, notice of intention to accelerate the Obligations or notice of acceleration of the Obligations.

8.07                        Discontinuance of Proceedings.  In case Administrative Agent shall have proceeded to invoke any right, remedy or recourse permitted under the Loan Documents and shall thereafter elect to discontinue or abandon same for any reason, Administrative Agent shall have the unqualified right to do so and, in such event, Borrower, Camden Trust, Administrative Agent and the Lenders shall be restored to their respective former positions with respect to the Obligations, the Loan Documents, and otherwise, and the rights, remedies, recourses and powers of Administrative Agent and Lenders shall continue as if same had never been invoked.

8.08                        Application of Funds.  After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall, subject to the provisions of Sections 2.17 and 2.18, be applied by the Administrative Agent in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including reasonable fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders (including fees, charges and disbursements of counsel to the respective Lenders (including fees and time charges for attorneys who may be employees of any Lender) and amounts payable under Article III), ratably among them in proportion to the respective amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans and other Obligations, ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans, ratably among the Lenders in proportion to the respective amounts described in this clause Fourth held by them;

Fifth, intentionally omitted; and

Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Law.

ARTICLE IX.  ADMINISTRATIVE AGENT

9.01                        Appointment and Authority.  Each of the Lenders hereby irrevocably appoints Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.  The provisions of this Article are solely for the benefit of the Administrative Agent and the Lenders, and neither the Borrower nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions.  It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

9.02                        Rights as a Lender.  The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity.  Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

9.03                        Exculpatory Provisions.  The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature.  Without limiting the generality of the foregoing, the Administrative Agent:

(a)                                 shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b)                                 shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and

(c)                                  shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.01 and 8.02) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and non-appealable judgment.  The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given in writing to the Administrative Agent by the Borrower and a Lender.

The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

9.04                        Reliance by Administrative Agent.  The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person.  The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon.  In determining compliance with any condition hereunder to the making of a Loan, that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan.  The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

9.05                        Delegation of Duties.  The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent.  The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties.  The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any

such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.  The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

9.06                        Resignation of Administrative Agent.

(a)                                 The Administrative Agent may at any time give notice of its resignation to the Lenders and the Borrower.  Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States.  If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to) on behalf of the Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above, provided that in no event shall any such successor Administrative Agent be a Defaulting Lender.  Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.

(b)                                 If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by applicable law, by notice in writing to the Borrower and such Person remove such Person as Administrative Agent and, in consultation with the Borrower, appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

(c)                                  As of the Resignation Effective Date or the Removal Effective Date (as applicable) (1) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders under any of the Loan Documents, the retiring or removed Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (2) except for any indemnity payments or other amounts then owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above.  Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or removed) Administrative Agent (other than as provided in Section 3.01(g) and other than any rights to indemnity payments or other amounts owed to the retiring or removed Administrative Agent as of the Resignation Effective Date or the Removal Effective Date, as applicable), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section) .  The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor.  After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article and Section 10.04 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them (i) while the retiring or removed Administrative Agent was acting as Administrative Agent and (ii) after such resignation or removal for as long as any of them continues to act in any capacity hereunder or under the other Loan Documents, including (a) acting as collateral agent or otherwise holding any collateral security on behalf of any of the Lenders and (b) in respect of any actions taken in connection with transferring the agency to any successor Administrative Agent.

9.07                        Non-Reliance on Administrative Agent and Other Lenders.  Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

9.08                        No Other Duties, Etc.  Anything herein to the contrary notwithstanding, Arranger shall not have any powers, duties or responsibilities or liability under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent or a Lender hereunder.

9.09                        Administrative Agent May File Proofs of Claim.  In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise.

(a)                                 to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Sections 2.04(i) and (j), 2.10 and 10.04) allowed in such judicial proceeding; and

(b)                                 to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.10 and 10.04.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

9.10                        Collateral and Guaranty Matters.  The Lenders irrevocably authorize the Administrative Agent, at its option and in its discretion, to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon termination of the Aggregate Commitments and payment in full of all Obligations (other than contingent indemnification obligations), (ii) that is sold or otherwise disposed of, or to be sold or otherwise disposed of as part of or in connection with any sale or other disposition permitted hereunder or under any other Loan Document, or (iii) subject to Section 10.01, if approved, authorized or ratified in writing by the Required Lenders.

ARTICLE X.  MISCELLANEOUS

10.01                 Amendments, Etc.  No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrower or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

(a)                                 waive any condition set forth in Section 4.01(a) without the written consent of each Lender;

(b)                                 extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.03) without the written consent of such Lender;

(c)                                  postpone any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them)

hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby;

(d)                                 reduce the principal of, or the rate of interest specified herein on, any Loan, or (subject to clause (iv) of the second proviso to this Section 10.01) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby; provided, however, that only the consent of the Required Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of the Borrower to pay interest at the Default Rate;

(e)                                  change the definition of “Applicable Percentage,” Section 2.13(a), Section 2.14, or  Section 8.08 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender; or

(f)                                   change any provision of this Section or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender;

(g)                                  release all or any material portion of the Guaranty Agreement without the written consent of each Lender;

and, provided further, that no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document.  Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender disproportionately adversely relative to other affected Lenders shall require the consent of such Defaulting Lender.

10.02                 Notices; Effectiveness; Electronic Communication.

(a)                                 Notices Generally.  Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i)                                     if to the Borrower or the Administrative Agent, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 10.02; and

(ii)                                  if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the Person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to the Borrower).

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient).  Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).

(b)                                 Electronic Communications.  Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail, FpML messaging, and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication.  The Administrative Agent or the Borrower may each, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii), if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice, email or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

(c)                                  The Platform.  THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.”  THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR

ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS.  NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM.  In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower, any Lender or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s, any Loan Party’s or the Administrative Agent’s transmission of Borrower Materials or notices through the Platform, any other electronic platform or electronic messaging service, or through the Internet.

(d)                                 Change of Address, Etc.  Each of the Borrower and the Administrative Agent may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the other parties hereto.  Each other Lender may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the Borrower and the Administrative Agent.  In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, facsimile number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender.  Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States Federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrower or its securities for purposes of United States Federal or state securities laws.

(e)                                  Reliance by Administrative Agent and Lenders.  The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic notices, Loan Notices) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof.  THE BORROWER SHALL INDEMNIFY THE ADMINISTRATIVE AGENT, EACH LENDER AND THE RELATED PARTIES OF EACH OF THEM FROM ALL LOSSES, COSTS, EXPENSES AND LIABILITIES RESULTING FROM THE RELIANCE BY SUCH PERSON ON EACH NOTICE PURPORTEDLY GIVEN BY OR ON BEHALF OF THE BORROWER.  All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

10.03                 No Waiver; Cumulative Remedies; Enforcement.  No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8.03 for the benefit of all the Lenders; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) any Lender from exercising setoff rights in accordance with Section 10.08 (subject to the terms of Section 2.14), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.03 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 2.14, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

10.04                 Expenses; Indemnity; Damage Waiver.

(a)                                 Costs and Expenses.  The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), and (ii) all out-of-pocket expenses incurred by the Administrative Agent or any Lender (including the fees, charges and disbursements of any counsel for the Administrative Agent or any Lender) and shall pay all fees and time charges for attorneys who may be employees of the Administrative Agent or any Lender, in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans.

(b)                                 Indemnification by the Borrower.  THE BORROWER SHALL INDEMNIFY THE ADMINISTRATIVE AGENT (AND ANY SUB-AGENT THEREOF), EACH LENDER, AND EACH RELATED PARTY OF ANY OF THE FOREGOING PERSONS (EACH SUCH PERSON BEING CALLED AN “INDEMNITEE”) AGAINST, AND HOLD EACH INDEMNITEE HARMLESS FROM, ANY AND ALL LOSSES, CLAIMS,

DAMAGES, LIABILITIES AND RELATED EXPENSES (INCLUDING THE REASONABLE FEES, CHARGES AND DISBURSEMENTS OF ANY COUNSEL FOR ANY INDEMNITEE), AND SHALL INDEMNIFY AND HOLD HARMLESS EACH INDEMNITEE FROM ALL FEES AND TIME CHARGES AND DISBURSEMENTS FOR ATTORNEYS WHO MAY BE EMPLOYEES OF ANY INDEMNITEE, INCURRED BY ANY INDEMNITEE OR ASSERTED AGAINST ANY INDEMNITEE BY ANY PERSON (INCLUDING THE BORROWER OR ANY OTHER LOAN PARTY) OTHER THAN SUCH INDEMNITIEE AND ITS RELATED PARTIES ARISING OUT OF, IN CONNECTION WITH, OR AS A RESULT OF (i) THE EXECUTION OR DELIVERY OF THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR ANY AGREEMENT OR INSTRUMENT CONTEMPLATED HEREBY OR THEREBY, THE PERFORMANCE BY THE PARTIES HERETO OF THEIR RESPECTIVE OBLIGATIONS HEREUNDER OR THEREUNDER, THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, OR, IN THE CASE OF THE ADMINISTRATIVE AGENT (AND ANY SUB-AGENT THEREOF) AND ITS RELATED PARTIES ONLY, THE ADMINISTRATION OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (INCLUDING IN RESPECT OF ANY MATTERS ADDRESSED IN SECTION 3.01), (ii) ANY LOAN OR THE USE OR PROPOSED USE OF THE PROCEEDS THEREFROM, (iii) ANY ACTUAL OR ALLEGED PRESENCE OR RELEASE OF HAZARDOUS MATERIALS ON OR FROM ANY PROPERTY OWNED OR OPERATED BY THE BORROWER OR ANY OF ITS SUBSIDIARIES, OR ANY ENVIRONMENTAL LIABILITY RELATED IN ANY WAY TO THE BORROWER OR ANY OF ITS SUBSIDIARIES, OR (iv) ANY ACTUAL OR PROSPECTIVE CLAIM, LITIGATION, INVESTIGATION OR PROCEEDING RELATING TO ANY OF THE FOREGOING, WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY, WHETHER BROUGHT BY A THIRD PARTY OR BY THE BORROWER OR ANY OTHER LOAN PARTY, AND REGARDLESS OF WHETHER ANY INDEMNITEE IS A PARTY THERETO, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE OF THE INDEMNITEE; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.  Without limiting the provisions of Section 3.01(c), this Section 10.4(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim

(c)                                  Reimbursement by Lenders.  To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof) or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent) or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s share of the Total Credit Exposure at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender), such payment to be made severally among them based on such Lenders’ Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought), provided, further that, the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) in connection with such capacity.  The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.13(d).

(d)                                 Waiver of Consequential Damages, Etc.  To the fullest extent permitted by applicable law, the Borrower shall not assert, and hereby waives, and acknowledges that no other Person shall have, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof.  No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction.

(e)                                  Payments.  All amounts due under this Section shall be payable not later than ten Business Days after demand therefor.

(f)                                   Survival.  The agreements in this Section and the indemnity provisions of Section 10.02(e) shall survive the resignation of the Administrative Agent, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.

10.05                 Payments Set Aside.  To the extent that any payment by or on behalf of the Borrower is made to the Administrative Agent or any Lender, or the Administrative Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect.  The obligations of the Lenders under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

10.06                 Successors and Assigns.

(a)                                 Successors and Assigns Generally.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither the Borrower nor any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section, (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void).  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)                                 Assignments by Lenders.  Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans; provided that any such assignment shall be subject to the following conditions:

(i)                                     Minimum Amounts.

(A)                               in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or contemporaneous assignments to related Approved Funds (determined after giving effect to such Assignments) that equal at least the amount specified in paragraph (b)(i)(B) of this Section in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B)                               in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000 unless each of the Administrative Agent and, so long as no

Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed).

(ii)                                  Proportionate Amounts.  Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned;

(iii)                               Required Consents.  No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:

(A)                               the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof; and

(B)                               the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required if such assignment is to a Person that is not a Lender, an Affiliate of such Lender or an Approved Fund with respect to such Lender.

(iv)                              Assignment and Assumption.  The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment.  The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v)                                 No Assignment to Certain Persons.  No such assignment shall be made (A) to the Borrower or any of the Borrower’s Affiliates or Subsidiaries, or (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B), or (C) to a natural Person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural Person).

(vi)                              Certain Additional Payments.  In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans in accordance with its Applicable Percentage.  Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, and 10.04 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that except to the extent otherwise agreed to by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.  Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender.  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

(c)                                  Register.  The Administrative Agent, acting solely for this purpose as an agent of the Borrower (and such agency being solely for tax purposes), shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it (or the equivalent thereof in electronic form) and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement.  The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d)                                 Participations.  Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural Person, or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural Person, a Defaulting Lender or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.  For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 10.04(c) without regard to the existence of any participation.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any  provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 10.01 that affects such Participant.  The Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section (it being understood that the documentation required under Section 3.01(e) shall be delivered to the Lender who sells the participation) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Sections 3.06 and 10.13 as if it were an assignee under paragraph (b) of this Section and (B) shall not be entitled to receive any greater payment under Sections 3.01 or 3.04, with respect to any participation, than the Lender from whom it acquired the applicable participation would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation.  Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 3.06 with respect to any Participant.  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.14 as though it were a Lender.  Each Lender that sells a participation shall, acting solely for this purpose as  a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.  The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.  For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(e)                                  Certain Pledges.  Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(f)                                   Intentionally Omitted.

10.07                 Treatment of Certain Information; Confidentiality.  Each of the Administrative Agent, the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to the Borrower and its obligations, this Agreement or payments hereunder, (g) on a confidential basis to the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers or other market identifiers with respect to the credit facilities provided hereunder, (h) with the consent of the Borrower or (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, any Lender or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower.  In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Agents and the Lenders in connection with the administration of this Agreement, the other Loan Documents, and the Commitments.

For purposes of this Section, “Information” means all information received from the Borrower or any Subsidiary relating to the Borrower or any Subsidiary or any of their respective businesses,

other than (i) any such information that is available to the Administrative Agent, any Lender on a non-confidential basis prior to disclosure by the Borrower or any Subsidiary, and (ii) any information which is marked “PUBLIC” as provided in Section 6.02.  Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Each of the Administrative Agent and the Lenders acknowledges that (a) the Information may include material non-public information concerning the Borrower or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including United States Federal and state securities Laws.

10.08                 Right of Setoff.    If an Event of Default shall have occurred and be continuing, each Lender and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender or any such Affiliate to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement or any other Loan Document to such Lender or its Affiliates, irrespective of whether or not such Lender or Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower may be contingent or unmatured or are owed to a branch, office or Affiliate of such Lender different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness; provided, that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.18 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff.  The rights of each Lender and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender or its Affiliates may have.  Each Lender agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

10.09                 Interest Rate Limitation.  Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”).  If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower.  In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the

Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

10.10                 Counterparts; Integration; Effectiveness.  This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement and the other Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.  Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto.  Delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic imaging means (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement.

10.11                 Survival of Representations and Warranties.  All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof.  Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied.

10.12                 Severability.  If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions.  The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  Without limiting the foregoing provisions of this Section 10.12, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, then such provisions shall be deemed to be in effect only to the extent not so limited.

10.13                 Replacement of Lenders.  If the Borrower is entitled to replace a Lender pursuant to the provisions of Section 3.06, or if any Lender is a Defaulting Lender or a Non-Consenting Lender or has invoked a Pricing Change, or if any other circumstance exists hereunder that gives the Borrower the right to replace a Lender as a party hereto, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.06), all of its interests, rights (other than its existing rights to payments pursuant to Sections 3.01 and 3.04) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(a)                                 the Borrower shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 10.06(b);

(b)                                 such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(c)                                  in the case of any such assignment resulting from a claim for compensation as a result of a Pricing Change or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter;

(d)                                 such assignment does not conflict with applicable Laws; and

(e)                                  in the case of an assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

10.14                 Governing Law; Jurisdiction; Etc.

(a)                                 GOVERNING LAW.  THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF TEXAS.

(b)                                 SUBMISSION TO JURISDICTION.  EACH OF THE BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF

ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST THE ADMINISTRATIVE AGENT, ANY LENDER ANY RELATED PARTY OF THE FOREGOING IN ANY WAY RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF TEXAS SITTING IN DALLAS COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE TEXAS, AND ANY APPELLATE COURT FROM ANY THEREOF AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH TEXAS STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT.  EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.  NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWER OR ANY OTHER LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c)                                  WAIVER OF VENUE.  EACH OF THE BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d)                                 SERVICE OF PROCESS.  EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02.  NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

10.15                 Waiver of Jury Trial.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR

ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

10.16                 No Advisory or Fiduciary Responsibility.  In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower and each other Loan Party acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent, the Arranger and the Lenders, are arm’s-length commercial transactions between the Borrower, each other Loan Party and their respective Affiliates, on the one hand, and the Administrative Agent, the Arranger and the Lenders, on the other hand, (B) each of the Borrower and the other Loan Parties has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) the Borrower and each other Loan Party is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Administrative Agent, the Arranger, and each Lender is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower, any other Loan Party or any of their respective Affiliates, or any other Person and (B) neither the Administrative Agent, nor the Arranger, nor the Lenders, has any obligation to the Borrower, any other Loan Party or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent, the Arranger and the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower, the other Loan Parties and their respective Affiliates, and neither the Administrative Agent, nor the Arranger, nor the Lender, has any obligation to disclose any of such interests to the Borrower, any other Loan Party or any of their respective Affiliates.  Each of the Borrower and the other Loan Parties agrees that it will not claim that any of the Administrative Agent, the Lenders or Arranger has rendered advisory services of any nature or respect or owes a fiduciary or similar duty to such Loan Party, with any aspect of any transaction contemplated hereby, and to the fullest extent permitted by law, each of the Borrower and the other Loan Parties hereby waives and releases any claims that it may have against the Administrative Agent and, the Arranger with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

10.17                 Electronic Execution of Assignments and Certain Other Documents.  The words “execute,” “execution,” “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby (including without limitation Assignment and Assumptions, amendments or other modifications, Loan Notices, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary the Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it.

10.18                 USA PATRIOT Act.  Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower in accordance with the Act.  The Borrower shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Act.

10.19                 Time of the Essence.  Time is of the essence of the Loan Documents.

10.20                 Consolidated Group.  The Borrower and Camden Trust are engaged in the businesses set forth in Section 6.13 of this Agreement.  These operations require financing on a basis such that the credit supplied can be made available from time to time to the Borrower and Camden Trust, as required for the continued successful operation of the Borrower and Camden Trust.  The Borrower and Camden Trust have requested that Lenders make the Loan available primarily for the purposes of financing the operations of Borrower and Camden Trust.  The Borrower and Camden Trust expect to derive benefit (and the boards of directors or other governing body of each of the Borrower and Camden Trust may reasonably be expected to derive benefit), directly or indirectly, from the Loan, both in their separate capacities and as members of the group of companies, since the successful operation and condition of the Borrower and Camden Trust is dependent on the continued successful performance of the functions of the group as a whole.

10.21                 ENTIRE AGREEMENT.  THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

10.22                 Acknowledgement and Consent to Bail-In of EEA Financial Institutions.  Solely to the extent any Lender that is an EEA Financial Institution is a party to this Agreement and notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)                                 the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an EEA Financial Institution; and

(b)                                 the effects of any Bail-In Action on any such liability, including, if applicable:

(i)                                     a reduction in full or in part or cancellation of any such liability;

(ii)                                  a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)                               the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

BORROWER:

CAMDEN SUMMIT PARTNERSHIP, L.P.,
a Delaware limited partnership

By:	Camden Summit, Inc.,
a Delaware corporation,
its General Partner

By:
	Name:	Alexander J. Jessett
	Title:	Executive Vice President — Finance, Chief Financial Officer and Treasurer

CAMDEN TRUST

CAMDEN PROPERTY TRUST,
a Texas real estate investment trust

By:
Name:	Alexander J. Jessett
Title:	Executive Vice President — Finance, Chief Financial Officer and Treasurer

SCHEDULE 10.02 - CREDIT AGREEMENT (Camden Summit Partnership)

1

ADMINISTRATIVE AGENT AND LENDER:

BANK OF AMERICA, N.A.

By:
Name:
Title:

2

EXHIBIT A

FORM OF LOAN NOTICE

Date:             ,

To:                             Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement, dated as of September    , 2018 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among Camden Summit Partnership, L.P., a Delaware limited partnership (the “Borrower”), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent.

The undersigned hereby requests a disbursement, conversion or continuance of Term Loans (select one):

1.              On          (a Business Day).

2.              In the amount of $          .

3.              Comprised of           .

                                                                        [Type of Term Loan requested]

4.              For Eurodollar Rate Loans:  with an Interest Period of      months.

The Term Borrowing, if any, requested herein complies with the provisos to the first sentence of Section 2.01 of the Agreement.

CAMDEN SUMMIT PARTNERSHIP, L.P.,
a Delaware limited partnership

By:	Camden Summit, Inc.,
a Delaware corporation,
its General Partner

By:
	Name:	Alexander J. Jessett
	Title:	Executive Vice President — Finance, Chief Financial Officer and Treasurer

EXHIBIT A - CREDIT AGREEMENT (Camden Summit Partnership)

1

EXHIBIT B-1

INTENTIONALLY OMITTED

EXHIBIT B-1 - CREDIT AGREEMENT (Camden Summit Partnership)

1

EXHIBIT B-2

INTENTIONALLY OMITTED

EXHIBIT B-2 - CREDIT AGREEMENT (Camden Summit Partnership)

1

EXHIBIT C

INTENTIONALLY OMITTED

EXHIBIT C - CREDIT AGREEMENT (Camden Summit Partnership)

1

EXHIBIT D

FORM OF NOTE

FOR VALUE RECEIVED, the undersigned (the “Borrower”), hereby promises to pay to                       or registered assigns (the “Lender”), in accordance with the provisions of the Agreement (as hereinafter defined), the principal amount of each Loan from time to time made by the Lender to the Borrower under that certain Credit Agreement, dated as of September    , 2018 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among the Borrower, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent.

The Borrower promises to pay interest on the unpaid principal amount of each Loan from the date of such Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement.  All payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in Dollars in immediately available funds at the Administrative Agent’s Office.  If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.

This Note is one of the Notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein.  This Note is also entitled to the benefits of the Guaranty.  Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement.  Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Note and endorse thereon the date, amount and maturity of its Loans and payments with respect thereto.

The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note.

EXHIBIT D - CREDIT AGREEMENT (Camden Summit Partnership)

1

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

CAMDEN SUMMIT PARTNERSHIP, L.P.,
a Delaware limited partnership

By:	Camden Summit, Inc.,
a Delaware corporation,
its General Partner

By:
	Name:	Alexander J. Jessett
	Title:	Executive Vice President — Finance, Chief Financial Officer and Treasurer

2

LOANS AND PAYMENTS WITH RESPECT THERETO

Date	Type of Loan Made	Amount of Loan Made	End of Interest Period	Amount of Principal or Interest Paid This Date	Outstanding Principal Balance This Date	Notation Made By

3

EXHIBIT E

FORM OF COMPLIANCE CERTIFICATE

Financial Statement Date:   ,

To:                             Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement, dated as of September      , 2018 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among Camden Summit Partnership, L.P., a Delaware limited partnership (the “Borrower”), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent.

The undersigned Responsible Officer hereby certifies as of the date hereof that he/she is the                            of the Camden Trust (as defined in the Agreement), and that, as such, he/she is authorized to execute and deliver this Certificate to the Administrative Agent on the behalf of the Camden Trust, and that:

[Use following paragraph 1 for fiscal year-end financial statements]

1.                                      Camden Trust has delivered the year-end audited financial statements required by Section 6.01(a) of the Agreement for the fiscal year of Camden Trust ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section.

[Use following paragraph 1 for fiscal quarter-end financial statements]

1.                                      Camden Trust has delivered the unaudited financial statements required by Section 6.01(b) of the Agreement for the fiscal quarter of Camden Trust ended as of the above date.  Such financial statements fairly present the financial condition, results of operations and cash flows of Camden Trust and its Consolidated Subsidiaries in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.

2.                                      The undersigned has reviewed and is familiar with the terms of the Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of Camden Trust during the accounting period covered by such financial statements.

3.                                      A review of the activities of Camden Trust during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such

EXHIBIT E - CREDIT AGREEMENT (Camden Summit Partnership)

1

fiscal period Camden Trust performed and observed all its Obligations under the Loan Documents, and

[select one:]

[to the best knowledge of the undersigned, during such fiscal period Camden Trust performed and observed each covenant and condition of the Loan Documents applicable to it, and no Default has occurred and is continuing.]

—or—

[to the best knowledge of the undersigned, during such fiscal period the following covenants or conditions have not been performed or observed and the following is a list of each such Default and its nature and status:]

4.                                      The representations and warranties of each Loan Party contained in Article V of the Agreement, and any representations and warranties of any Loan Party that are contained in any document furnished at any time under or in connection with the Loan Documents, are true and correct in all material respects on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date, and except that for purposes of this Compliance Certificate, the representations and warranties contained in subsections (a) and (b) of Section 5.05 of the Agreement shall be deemed to refer to the most recent statements furnished pursuant to subsections (a) and (b), respectively, of Section 6.01 of the Agreement, including the statements in connection with which this Compliance Certificate is delivered.

5.                                      The financial covenant analyses and information set forth on Schedules 1 and 2 attached hereto are true and accurate on and as of the date of this Certificate.

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of                             ,              .

CAMDEN PROPERTY TRUST,
a Texas real estate investment trust

By:
Name:
Title:

2

For the Quarter/Year ended                    (“Statement Date”)

SCHEDULE 1
to the Compliance Certificate

A.                                    Pertinent Information (Calculations and backup for each of the foregoing are attached           hereto to Schedule 2 and Consolidated EBITDA shall use the form provided thereon).

1.            Unencumbered Adjusted NOI is $         .

2.            Total Consolidated Debt is $         .

3.            Total Consolidated Debt (Net) is $         .

4.            Gross Asset Value is $        .

[If the Investment Accounting Threshold has been exceeded, then include the following —

(a)   Ignoring the special treatment of Unconsolidated Affiliates under Section 1.03(b) of the Agreement, the Gross Asset Value is $             .]

5.            Gross Asset Value of Unencumbered Properties is $         .

6.            Secured Indebtedness is $        .

7.            Secured Indebtedness (Net) is $        .

8.            Total Unsecured Debt is $          .

9.            Total Unsecured Debt (Net) is $             .

10.     Gross Cash is $          .

11.     Net Cash is $            .

12.     Consolidated EBITDA is $        .

13.     Fixed Charges are $         .

14.     Attached hereto is a list of the Unencumbered Properties showing total units, occupancy rate, Unencumbered Adjusted NOI, and Gross Asset Value among other information.

3

15.     Aggregate, accrued amount of Indebtedness for which one or more Consolidated Subsidiaries has sought relief under Debtor Relief Laws or as otherwise specified in Section 8.01(f) of the Agreement is $               .

B.                                    Covenants

1.                 The ratio of (a) Total Consolidated Debt (Net) to (b) Gross Asset Value is       to 1.0

2.                 The ratio of (a) Secured Indebtedness (Net) to (b) Gross Asset Value is      to 1.0.

3.                 The ratio of (a) Total Unsecured Debt (Net) to (b) Gross Asset Value of Unencumbered Properties is        to 1.0.

4.                 The ratio of (a) Consolidated EBITDA to (b) Fixed Charges is      to 1.00.

4

For the Quarter/Year ended                    (“Statement Date”)

SCHEDULE 2
to the Compliance Certificate
($ in 000’s)

Consolidated EBITDA
(in accordance with the definition of Consolidated EBITDA
as set forth in the Agreement)

Consolidated EBITDA	Quarter Ended	Quarter Ended	Quarter Ended	Quarter Ended	Fiscal Year Ended
Consolidated Net Income
+ Consolidated Interest Charges
+ income taxes
+ depreciation expense
+ amortization expense
+ non-recurring expenses
+ losses on sales of operating properties
+ preferred dividends
- income tax credits
- non-recurring income
- gains on sales of operating properties
= Consolidated EBITDA

5

EXHIBIT F

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the][each] Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each] Assignee identified in item 2 below ([the][each, an] “Assignee”).  [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees] hereunder are several and not joint.]  Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee.  The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto in the amount[s] and equal to the percentage interest[s] identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the respective facilities identified below, and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”).  Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.

1.	Assignor[s]:

[Assignor [is] [is not] a Defaulting Lender]

2.	Assignee[s]:

EXHIBIT F - CREDIT AGREEMENT (Camden Summit Partnership)

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[for each Assignee, indicate [Affiliate][Approved Fund] of [identify Lender]]

3.	Borrower(s):

4.                                      Administrative Agent: Bank of America, N.A., as the administrative agent under the Credit Agreement

5.                                      Credit Agreement:     Credit Agreement, dated as of September    , 2018, among Camden Summit Partnership, L.P., a Delaware limited partnership, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent

6.                                      Assigned Interest[s]:

Assignor[s]	Assignee[s]	Facility Assigned	Aggregate Amount of Commitment/ Loans for all Lenders	Amount of Commitment/ Loans Assigned	Percentage Assigned of Commitment/ Loans		CUSIP Number
			$	$		%
			$	$		%
			$	$		%

[7.	Trade Date:	]

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Effective Date:                   , 20   [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR
[NAME OF ASSIGNOR]

By:
Title:

ASSIGNEE
[NAME OF ASSIGNEE]

By:
Title:

[Consented to and] Accepted:

BANK OF AMERICA, N.A.,
as Administrative Agent

By:
Title:

[Consented to:]

CAMDEN SUMMIT PARTNERSHIP, L.P.,
a Delaware limited partnership

By:
Title:

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ANNEX 1 TO ASSIGNMENT AND ASSUMPTION

STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION

1.                                      Representations and Warranties.

1.1                               Assignor.  [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][[the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby, and (iv) it is [not] a Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, Camden Trust or any of their Consolidated Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, Camden Trust, any of their Consolidated Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2                               Assignee.  [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 10.06(b)(iii) and (v) of the Credit Agreement (subject to such consents, if any, as may be required under Section 10.06(b)(iii) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by [the][such] Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire [the][such] Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section    thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, and (vii) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently and without reliance upon the Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it

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shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2.                                      Payments.  From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts which have accrued to but excluding the Effective Date and to [the][the relevant] Assignee for amounts which have accrued from and after the Effective Date.  Notwithstanding the foregoing, the Administrative Agent shall make all payments of interest, fees or other amounts paid or payable in kind from and after the Effective Date to [the][the relevant] Assignee.

3.                                      General Provisions.  This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.  This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption.  This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of Texas.

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EXHIBIT F-2

INTENTIONALLY OMITTED

EXHIBIT F-2 - CREDIT AGREEMENT (Camden Summit Partnership)

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EXHIBIT G

INTENTIONALLY OMITTED

EXHIBIT G - CREDIT AGREEMENT (Camden Summit Partnership)

1

EXHIBIT H

INTENTIONALLY OMITTED

EXHIBIT H - CREDIT AGREEMENT (Camden Summit Partnership)

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SCHEDULE A
INTENTIONALLY OMITTED

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EXHIBIT I

OPINION MATTERS

The matters contained in the following Sections of the Credit Agreement should be covered by the legal opinion:

•                                          Section 5.01(a), (b) and (c)

•                                          Section 5.02

•                                          Section 5.03

•                                          Section 5.04

•                                          Section 5.06

•                                          Section 5.14(b)

EXHIBIT I - CREDIT AGREEMENT (Camden Summit Partnership)

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EXHIBIT J-1

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to that certain Credit Agreement dated as of September    , 2018 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement;” the terms defined therein being used herein as therein defined), among Camden Summit Partnership, L.P., a Delaware limited partnership (the “Borrower”), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent.

Pursuant to the provisions of Section 3.01(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BENE (or W-8BEN, as applicable).  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]
By:
Name:
Title:

Date:            , 20[  ]

EXHIBIT J - CREDIT AGREEMENT (Camden Summit Partnership)

1

EXHIBIT J-2

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to that certain Credit Agreement dated as of September    , 2018 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement;” the terms defined therein being used herein as therein defined), among Camden Summit Partnership, L.P., a Delaware limited partnership (the “Borrower”), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent.

Pursuant to the provisions of Section 3.01(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BENE (or W-8BEN, as applicable).  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]
By:
Name:
Title:

Date:            , 20[  ]

1

EXHIBIT J-3

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to that certain Credit Agreement dated as of September    , 2018 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement;” the terms defined therein being used herein as therein defined), among Camden Summit Partnership, L.P., a Delaware limited partnership (the “Borrower”), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent.

Pursuant to the provisions of Section 3.01(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BENE (or W-8BEN, as applicable) or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BENE (or W-8BEN, as applicable) from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]
By:
Name:
Title:

Date:            , 20[  ]

1

EXHIBIT J-4

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to that certain Credit Agreement dated as of September    , 2018 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement;” the terms defined therein being used herein as therein defined), among Camden Summit Partnership, L.P., a Delaware limited partnership (the “Borrower”), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent.

Pursuant to the provisions of Section 3.01(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BENE (or W-8BEN, as applicable) or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BENE (or W-8BEN, as applicable) from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]
By:
Name:
Title:

Date:            , 20[  ]

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EXHIBIT B

Unitholder Indemnity

INDEMNITY AGREEMENT

THIS INDEMNITY AGREEMENT (this “Agreement”) is made to and for the benefit of Camden Property Trust, a Texas real estate investment trust (“CPT”), and its successors and assigns, as of              , 2018, by                           [and                          ] ([collectively] “Indemnitor”).

WHEREAS, Camden Summit Partnership, L.P., a Delaware limited partnership (“Borrower”) has obtained an unsecured loan in the original principal sum of One Hundred Million and No/100 Dollars ($100,000,000.00) (the “Loan”) from Bank of America, N.A. and the other lenders that are parties to that certain Credit Agreement dated as of              , 2018 (the “Credit Agreement”).  The Credit Agreement and all other documents evidencing or pertaining to the Loan are referred to herein as the “Loan Documents”;

WHEREAS, CPT has agreed to guarantee repayment of the of the Loan pursuant to that certain Guaranty dated as of [            ] (the “Guaranty”);

WHEREAS, as of the date hereof, each of Indemnitor, Borrower and the other parties thereto have entered into that certain Agreement (the “Related Agreement”); and

WHEREAS, pursuant to the Related Agreement Indemnitor has executed and delivered this Agreement pursuant to which it has agreed to indemnify CPT with respect to amounts paid by CPT under the Guaranty up to the Indemnity Amount on the terms and conditions set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Indemnitor, intending to be legally bound, hereby makes the following representations and warranties to CPT and hereby covenants and agrees with CPT as follows:

1.                                      Indemnity.

a.              Subject to the limitations set forth herein and the provisions of the Related Agreement, Indemnitor shall indemnify and hold harmless CPT against all amounts paid to the Lender by CPT pursuant to the Guaranty and applied to the repayment of the Loan (and not to the repayment of any other senior unsecured indebtedness of Borrower or CPT) up to an amount equal to the lesser of (i) all amounts due to the Lender under the Loan, and (ii) the Indemnity Amount.

b.              The maximum amount of Indemnitor’s liability hereunder shall be limited to the Indemnity Amount. For purposes hereof, the “Indemnity Amount” shall be an amount equal to, with respect to each dollar then owing by Borrower with respect to the Loan, One Dollar ($1) multiplied by a fraction, the numerator of which is equal to Indemnitor’s

Exhibit B to Agreement

Required Nonrecourse Debt Amount, or Pro Rata Share (as set forth in Exhibit C of the Related Agreement) as applicable, and the denominator of which is equal to the aggregate sum then owing by Borrower with respect to the Loan. [To the extent that the Indemnitor is comprised of the McGuire Family DE 2012 LP and a Flow Through Owner, then the numerator in the foregoing fraction shall be equal to such Flow Through Owner’s Pro Rata Share].

c.               Notwithstanding any provision hereof to the contrary, Indemnitor shall have no liability hereunder with regard to any payments made by CPT pursuant to the Guaranty unless and until CPT shall have exhausted all lawful remedies available to CPT to recover the amount of such payments from the Borrower.

d.              Any amounts owing by Indemnitor to CPT hereunder with regard to a particular calendar year shall be due and payable by Indemnitor no later than thirty (30) days following delivery of written demand by CPT to Indemnitor together with evidence of the payment(s) made by CPT with regard to the Guaranty as well as the exhaustion of all of CPT’s lawful remedies against the Borrower, as described in Section 1(c) above; provided that, in no event shall any such payment be made by Indemnitor later than (i) the end of the tax year in which the liquidation of the Borrower occurs or, if later, (ii) ninety (90) days following the liquidation of the Borrower.

e.               Upon the occurrence of any Termination Event (as defined in Section 9 below), this Agreement shall terminate other than with regard to any Pre-Existing Claims, CPT shall waive all of its rights and privileges, and release Indemnitor from all of its obligations under this Agreement (other than its obligations with regard to any Pre-Existing Claims). CPT shall issue to Indemnitor a waiver and release (providing a full and complete release, except with regard to any Pre-Existing Claims) upon written request from Indemnitor pursuant to this provision. As to any Pre-Existing Claims, this Agreement shall continue and shall be applicable to any payments made by CPT with respect thereto. For purposes hereof, the term “Pre-Existing Claims” means any Event of Default (as defined in the Credit Agreement) with respect to which the Lender has accelerated the maturity date of the Loan and has made a claim against CPT prior to January 1 of the calendar year following the calendar year in which Indemnitor fails to renew this Agreement in accordance with the Related Agreement.

2.                                      Indemnitor’s Waiver of Indemnity/Subrogation. Indemnitor hereby absolutely, irrevocably, and unconditionally waives (i) any right of indemnity, contribution or reimbursement from CPT, the Borrower and any of their respective affiliates with regard to amounts paid by the Indemnitor hereunder, and (ii) any right of subrogation that Indemnitor may have with regard to any payments made by the Indemnitor hereunder.

3.                                      CPT’s Rights. Subject to the provisions of the Related Agreement, CPT may at any time and from time to time without the consent of or notice to Indemnitor, without incurring any responsibility to Indemnitor, and without impairing or releasing any of the obligations of Indemnitor hereunder amend, modify, renew, supplement, or extend (including extensions beyond the original term of the Loan) the Guaranty, whereupon, subject to the provisions of the

Related Agreement and the further provisions hereof, the indemnity herein made shall apply to the Guaranty as so changed, extended, renewed, or altered; notwithstanding the foregoing, in no event shall any such act increase the Indemnity Amount, extend the duration of this Agreement or otherwise modify this Agreement without the prior written consent of Indemnitor

4.                                      Indemnitor’s Waiver of Defenses. Subject to the conditions set forth in Section 1 above, Indemnitor unconditionally waives any defense to the enforcement of this Agreement, including, without limitation:

a.                                      any defense arising by reason of (i) any invalidity or unenforceability of (or any limitation of liability in) any of the Loan Documents or the Guaranty, (ii) any defense whatsoever that Borrower may or might have to the payment of the Loan or to the performance of any of the terms, provisions, covenants, and agreements contained in the Loan Documents, or (iii) any defense whatsoever that CPT may or might have to the payment of any amount under the Guaranty or to the performance of any of the terms, provisions, covenants, and agreements contained in the Guaranty;

b.                                      any defense based upon any disability of Indemnitor, Borrower or CPT, lack of authority of the officers, directors, members, manager, partners, or agents acting or purporting to act on behalf of Indemnitor, Borrower, CPT, or any principal of Indemnitor, Borrower or CPT or any defect in the formation of Indemnitor, Borrower, CPT, or any principal of Indemnitor, Borrower or CPT as a legal entity;

c.                                       any defense based upon any duty of Lender to advise CPT or Indemnitor of any information known to Lender regarding the financial condition of Borrower and all other circumstances affecting Borrower’s ability to perform its obligations to Lender, it being agreed that Indemnitor assumes the responsibility for being and keeping informed regarding such condition or any such circumstances; and

d.                                      any defense based on any right, claim, or offset which CPT or Indemnitor may have against Borrower.

5.                                      Bankruptcy.

a.                                      Except as expressly set forth herein, the obligations of Indemnitor hereunder shall remain in full force and effect without regard to, and shall not be affected or impaired by, any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation, or other like proceeding relating to Borrower, Indemnitor, CPT, any other guarantors (which term shall include any other party at any time directly or contingently liable for any of Borrower’s obligations under the Loan Documents) or any affiliate of Borrower or any action taken with respect to this Agreement by any trustee or receiver, or by any court, in any such proceeding, whether or not Indemnitor shall have had notice or knowledge of any of the foregoing.

b.                                      Notwithstanding any modification, discharge, or extension of the maturity date of the Loan or any amendment, modification, stay, or cure of the Lender’s rights under the Loan Documents which may occur in any bankruptcy or reorganization case or proceeding affecting Borrower, whether permanent or temporary, and whether or not assented to by Lender, Indemnitor hereby agrees that Indemnitor shall be obligated hereunder to pay the amounts due hereunder, subject to the limitations set forth in Section 1 above, in accordance with the terms of this Agreement.

6.                                      Indemnitor’s Representations and Warranties. Indemnitor makes the following representations and warranties to the best of his, her or its knowledge, which shall survive the execution and delivery of this Agreement:

a.                                      Indemnitor has the power and authority to execute, deliver, and carry out the terms and provisions of this Agreement and has duly authorized, executed, and delivered the same.

b.                                      Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated herein, nor the compliance with the terms and provisions hereof, will contravene any provision of law, statute, rule, or regulation to which Indemnitor is subject or any judgment, decree, franchise, order, or permit applicable to Indemnitor, or will conflict or will be inconsistent with, or will result in any breach of, any of the terms, covenants, conditions, or provisions of, or constitute a default under, or result in the creation or imposition of any lien, security interest, charge, or encumbrance upon any of the property or assets of Indemnitor pursuant to the terms of, any indenture, mortgage, deed of trust, agreement, or other instrument to which Indemnitor is a party or may be bound or subject.

c.                                       No consent or approval of, or exemption by, any governmental or public body or authority is required to authorize, or is required in connection with the execution, delivery, and performance of, this Agreement or of any of the instruments or agreements herein referred to by Indemnitor, or the taking of any action hereby contemplated to be taken by Indemnitor.

7.                                      Priority. Nothing herein contained shall in any manner affect the lien or priority of any security interest in the Loan Documents, if any, and upon the occurrence of a default or an event of default under the Loan Documents, CPT may, subject to the limitations in Section 1, invoke any remedies it may have under this Agreement, either concurrently or successively, and the exercise of any one or more of such remedies shall not be deemed an exhaustion of such remedy or remedies or a waiver of any other remedy or remedies and shall not be deemed an election of remedies. The exercise by CPT of any such remedies shall not release or discharge Indemnitor from its obligations hereunder unless and until the full amount of the Indemnity Amount has been paid and satisfied.

8.                                      No Effect on Other Indemnities. Nothing contained herein shall be construed to reduce the liability or obligations of any party under, or otherwise affect, any other indemnities provided to CPT in connection with the Loan.

9.                                      Duration of Agreement. This Agreement shall remain in full force and effect until the earlier of: (i) the repayment in full of all indebtedness of Borrower under the Loan Documents; (ii) the payment by Indemnitor of the Indemnity Amount to CPT; or (iii) January 1 of the calendar year following the calendar year in which Indemnitor fails to renew this Agreement in accordance with the Related Agreement (each a “Termination Event”). No delay on the part of CPT in exercising any options, powers, or rights, or the partial or single exercise thereof, shall constitute a waiver thereof. No waiver of any rights hereunder, and no modification or amendment of this Agreement, shall be deemed to be made by CPT unless the same shall be in writing, duly signed on behalf of CPT, and each such waiver (if any) shall apply only with respect to the specific instance involved and shall in no way impair the rights of CPT or the obligations of Indemnitor to CPT in any other respect at any other time. This Agreement is binding upon Indemnitor and Indemnitor’s successors or assigns and shall inure to the benefit of CPT and its successors or assigns.

10.                               Indemnitor’s Familiarity with the Loan Documents and Guaranty. Indemnitor acknowledges that copies of the Loan Documents and the Guaranty have been made available to Indemnitor and that Indemnitor is familiar with their contents.

11.                               Successors and Assigns. All references to CPT and Indemnitor shall be deemed to include references to their successors and assigns.

12.                               Governing Law. In all respects, including without limitation matters of construction and performance of this Agreement and the obligations arising hereunder, this Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts and obligations made and performed in such state and any applicable laws of the United States. Interpretation and construction of this Agreement shall be according to the contents hereof and without presumption or standard of construction in favor of or against Indemnitor or CPT.

13.                               Jurisdiction. Indemnitor hereby submits to personal jurisdiction in the State of Delaware for the enforcement of the provisions of this Agreement and irrevocably waives any and all rights to object to such jurisdiction for the purposes of litigation to enforce any provision of this Agreement. Indemnitor hereby consents to the jurisdiction of and agrees that any action, suit, or proceeding to enforce this Agreement may be brought in any state or federal court in Delaware. Indemnitor hereby irrevocably waives any objection that it may have to the laying of the venue of any such actions, suit, or proceeding in any such court and hereby further irrevocably waives any claim that any such action, suit, or proceeding brought in such a court has been brought in an inconvenient forum.

14.                               Partial Invalidity. Should any part of this Agreement be invalid or unenforceable, such invalidity or unenforceability shall not affect the validity and enforceability of the remaining portion of the Agreement.

15.                               Definitions. Unless otherwise indicated herein, defined terms used but not defined in this Agreement shall have the meanings assigned to such terms in that certain Tax, Asset and Income Support Agreement, dated as of February 28, 2005, by and among CPT, Camden Summit, Inc., a Delaware corporation, the Borrower and the partners named therein (the “Tax Protection Agreement”).

16.                               Notices. Section 12 of the Related Agreement is hereby incorporated by reference and any notices delivered in a manner permitted thereunder shall be deemed to have been properly delivered hereunder.

17.                               No Third Party Beneficiary.    This Agreement is solely for the benefit of CPT and Indemnitor and nothing contained in this Agreement shall be deemed to confer upon anyone other than CPT and Indemnitor any right to insist upon or enforce the performance or observance of any of the obligations herein.

18.                               [Multiple Persons Comprising Indemnitor. The undersigned the McGuire Family DE 2012 LP and Flow Through Owner agree and acknowledge that (i) as between such Persons and CPT, the McGuire Family DE 2012 LP and Flow Through Owner shall be jointly and severally liable for the obligations of Indemnitor hereunder; (ii) the Flow Through Owner shall indemnify and hold harmless the McGuire Family DE 2012 LP against all amounts paid by the undersigned the McGuire Family DE 2012 LP to CPT pursuant to this Agreement (and such Flow Through Owner waives any right of indemnity, contribution or reimbursement from the undersigned McGuire Family DE 2012 LP and any affiliates thereof with regard to such indemnity obligation), and (iii) any election to renew this Agreement in accordance with Section 6 of the Related Agreement will require the unanimous consent of the undersigned McGuire Family DE 2012 LP and Flow Through Owner.]

[Signature Page Follows]

IN WITNESS WHEREOF, Indemnitor has duly executed this Agreement as of the date first written above.

INDEMNITOR:

By:
Name:
Title:

By:
Name:
Title:

EXHIBIT C

Required Nonrecourse Debt Amounts and Pro Rata Shares

Designated Summit OP Unitholders:	Required Nonrecourse Debt Amount

William F. Paulsen	$10,000,000

2014 Amended and Restated William B. McGuire Junior Revocable Trust/ William B. McGuire, Jr.	$9,600,000

David F. Tufaro	$6,000,000

McGuire Family DE 2012 LP	$1,600,000	*

*As detailed below under Designated Flow Through Owners

Designated Flow Through Owners:**	Pro Rata Shares

William B. McGuire, Jr. — 99%	$1,584,000

Susanne H. McGuire — 1%	$16,000

**Of McGuire Family DE 2012 LP

Exhibit C to Agreement

EXHIBIT D

Forms of Renewal Notice

(Form included for each Indemnitor)

Exhibit D to Agreement

WILLIAM F. PAULSEN FORM

VIA [                 ]

[DATE]

Camden Property Trust

11 Greenway Plaza, Suite 2400

Houston, TX 77046

Attention: Alexander J. Jessett

RE:                           Notice of Election to Renew Unitholder Indemnity

Reference is made to that certain Agreement dated September 14, 2018 (the “Agreement”) by and among William F. Paulsen, the 2014 Amended and Restated William B. McGuire Junior Revocable Trust, David F. Tufaro, McGuire Family DE 2012 LP, William B. McGuire, Jr., Susanne H. McGuire, Camden Property Trust, a Texas real estate investment trust, Camden Summit, Inc., a Delaware corporation, and Camden Summit Partnership, L.P., a Delaware limited partnership. Capitalized terms used but not defined in this election notice shall have the meanings ascribed thereto in the Agreement.

The undersigned Indemnitor hereby notifies CPT of his irrevocable election to renew his Unitholder Indemnity for the [20   ] calendar year as provided in Section 6 of the Agreement.

Executed as of the      day of              , 20    .

William F. Paulsen

WILLIAM B. MCGUIRE, JR./ THE 2014 AMENDED AND RESTATED

WILLIAM B. MCGUIRE JUNIOR REVOCABLE TRUST FORM

VIA [                 ]

[DATE]

Camden Property Trust

11 Greenway Plaza, Suite 2400

Houston, TX 77046

Attention: Alexander J. Jessett

RE:                           Notice of Election to Renew Unitholder Indemnity

Reference is made to that certain Agreement dated September 14, 2018 (the “Agreement”) by and among William F. Paulsen, the 2014 Amended and Restated William B. McGuire Junior Revocable Trust, David F. Tufaro, McGuire Family DE 2012 LP, William B. McGuire, Jr., Susanne H. McGuire, Camden Property Trust, a Texas real estate investment trust, Camden Summit, Inc., a Delaware corporation, and Camden Summit Partnership, L.P., a Delaware limited partnership. Capitalized terms used but not defined in this election notice shall have the meanings ascribed thereto in the Agreement.

The undersigned Indemnitor (and trustee of the 2014 Amended and Restated William B. McGuire Junior Revocable Trust) hereby notifies CPT of his irrevocable election to renew his Unitholder Indemnity with  respect to the Required Nonrecourse Debt Amount of him and the 2014 Amended and Restated William B. McGuire Junior Revocable Trust for the [20   ] calendar year as provided in Section 6 of the Agreement.

Executed as of the      day of              , 20    .

William B. McGuire, Jr.

DAVID F. TUFARO FORM

VIA [                 ]

[DATE]

Camden Property Trust

11 Greenway Plaza, Suite 2400

Houston, TX 77046

Attention: Alexander J. Jessett

RE:                           Notice of Election to Renew Unitholder Indemnity

Reference is made to that certain Agreement dated September 14, 2018 (the “Agreement”) by and among William F. Paulsen, the 2014 Amended and Restated William B. McGuire Junior Revocable Trust, David F. Tufaro, McGuire Family DE 2012 LP, William B. McGuire, Jr., Susanne H. McGuire, Camden Property Trust, a Texas real estate investment trust, Camden Summit, Inc., a Delaware corporation, and Camden Summit Partnership, L.P., a Delaware limited partnership. Capitalized terms used but not defined in this election notice shall have the meanings ascribed thereto in the Agreement.

The undersigned Indemnitor hereby notifies CPT of his irrevocable election to renew his Unitholder Indemnity for the [20   ] calendar year as provided in Section 6 of the Agreement.

Executed as of the      day of              , 20    .

David F. Tufaro

MCGUIRE FAMILY DE 2012 LP/

WILLIAM B. MCGUIRE, JR. FORM

VIA [                 ]

[DATE]

Camden Property Trust

11 Greenway Plaza, Suite 2400

Houston, TX 77046

Attention: Alexander J. Jessett

RE:                           Notice of Election to Renew Unitholder Indemnity

Reference is made to that certain Agreement dated September 14, 2018 (the “Agreement”) by and among William F. Paulsen, the 2014 Amended and Restated William B. McGuire Junior Revocable Trust, David F. Tufaro, McGuire Family DE 2012 LP, William B. McGuire, Jr., Susanne H. McGuire, Camden Property Trust, a Texas real estate investment trust, Camden Summit, Inc., a Delaware corporation, and Camden Summit Partnership, L.P., a Delaware limited partnership. Capitalized terms used but not defined in this election notice shall have the meanings ascribed thereto in the Agreement.

The undersigned collectively constituting an Indemnitor hereby notify CPT of their irrevocable election to renew their Unitholder Indemnity with respect to William B. McGuire, Jr.’s Pro Rata Share for the [20   ] calendar year as provided in Section 6 of the Agreement.

Executed as of the      day of              , 20    .

MCGUIRE FAMILY DE 2012 LP

By:	WBMJR Investments LLC,
its general partner

By:
Name:	William B. McGuire, Jr.
Title:	Sole Owner and Manager

By:	SHM Investments LLC,
its general partner

By:
Name:	Susanne H. McGuire
Title:	Sole Owner and Manager

William B. McGuire, Jr.

MCGUIRE FAMILY DE 2012 LP/

SUSANNE H. MCGUIRE FORM

VIA [                 ]

[DATE]

Camden Property Trust

11 Greenway Plaza, Suite 2400

Houston, TX 77046

Attention: Alexander J. Jessett

RE:                           Notice of Election to Renew Unitholder Indemnity

Reference is made to that certain Agreement dated September 14, 2018 (the “Agreement”) by and among William F. Paulsen, the 2014 Amended and Restated William B. McGuire Junior Revocable Trust, David F. Tufaro, McGuire Family DE 2012 LP, William B. McGuire, Jr., Susanne H. McGuire, Camden Property Trust, a Texas real estate investment trust, Camden Summit, Inc., a Delaware corporation, and Camden Summit Partnership, L.P., a Delaware limited partnership. Capitalized terms used but not defined in this election notice shall have the meanings ascribed thereto in the Agreement.

The undersigned collectively constituting an Indemnitor hereby notify CPT of their irrevocable election to renew their Unitholder Indemnity with respect to Susanne H. McGuire’s Pro Rata Share for the [20   ] calendar year as provided in Section 6 of the Agreement.

Executed as of the      day of              , 20    .

MCGUIRE FAMILY DE 2012 LP

By:	WBMJR Investments LLC,
its general partner

By:
Name:	William B. McGuire, Jr.
Title:	Sole Owner and Manager

By:	SHM Investments LLC,
its general partner

By:
Name:	Susanne H. McGuire
Title:	Sole Owner and Manager

Susanne H. McGuire